As filed with the Securities and Exchange Commission on December 16, 2002
                                                   Registration No. 333-_______
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       -----------------------------------

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       -----------------------------------

                               COMCAST CORPORATION
                       (formerly AT&T Comcast Corporation)
             (Exact name of Registrant as specified in its charter)

          Pennsylvania            See Table of Additional Registrants         27-0000798
          ------------                                                         ----------
(State of other jurisdiction of                                             (I.R.S. Employer
 incorporation or organization)                                           Identification No.)

                               1500 Market Street
                      Philadelphia, Pennsylvania 19102-2148
                                 (215) 665-1700
     (Address, including zip code, and telephone number including area code, of Registrant's principal executive offices)

                              Arthur R. Block, Esq.
                              Senior Vice President
                               Comcast Corporation
                      Philadelphia, Pennsylvania 19102-2148
                                 (215) 665-1700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                      -----------------------------------
                                   Copies to:
                                 Bruce K. Dallas
                              Davis Polk & Wardwell
                               1600 El Camino Real
                          Menlo Park, California 94025
                                 (650) 752-2000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ].

                                ---------------

==================================================================================================================================
                                                             Amount to     Proposed Maximum    Proposed Maximum       Amount of
                  Title of Each Class of                        be          Offering Price    Aggregate Offering    Registration
               Securities to be Registered                  Registered(1)     Per Unit(2)           Price(2)            Fee(3)
----------------------------------------------------------------------------------------------------------------------------------
Senior Debt Securities and Subordinated Debt
   Securities (collectively, "Debt Securities")(4).....
Preferred Stock, without par value.....................
Depositary Shares representing Preferred Stock.........
Class A Common Stock, $0.01............................
Class A Special Common Stock, $0.01 par value..........
Warrants (5)...........................................
Purchase Contracts (5).................................
Units (5)..............................................
Guarantees of the Debt Securities, Warrants, Purchase
   Contracts and Units (6).............................
----------------------------------------------------------------------------------------------------------------------------------
   Total...............................................   $10,000,000,000        100%          $10,000,000,000        $920,000
==================================================================================================================================

(1) Such amount in U.S. dollars as shall result in an aggregate initial offering price for all securities of $10,000,000,000. In addition, this Registration Statement includes such presently indeterminate number of Securities (as defined herein) as may be issuable from time to time upon conversion or exchange of the Securities being registered hereunder.
(2)  Estimated solely for the purpose of calculating the registration fee.
(3) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, and reflects the offering price rather than the principal amount of any Debt Securities issued at a discount or the liquidation value of any Preferred Stock.
(4) Comcast Cable Communications, Inc., Comcast Cable Communications Holdings, Inc., Comcast Cable Holdings, LLC and Comcast MO Group, Inc. (collectively, the "Cable Guarantors") will fully and unconditionally guarantee the Debt Securities.
(5) If indicated in the relevant prospectus supplement, the Warrants, Purchase Contracts and/or Units may be fully and unconditionally guaranteed by specified Cable Guarantors.
(6) Pursuant to Rule 457(n), no separate registration fee is payable in connection with the Guarantees.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

                             ADDITIONAL REGISTRANTS
                       COMCAST CABLE COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                             23-2175755
           --------                                             ----------
(State of other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                               1500 Market Street
                      Philadelphia, Pennsylvania 19102-2148
                                 (215) 665-1700
     (Address, including zip code, and telephone number including area code, of Registrant's principal executive offices)

                              Arthur R. Block, Esq.
                              Senior Vice President
                               Comcast Corporation
                      Philadelphia, Pennsylvania 19102-2148
                                 (215) 665-1700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
--------------------------------------------------------------------------------

                   COMCAST CABLE COMMUNICATIONS HOLDINGS, INC.
                         (formerly AT&T Broadband Corp.)
             (Exact name of registrant as specified in its charter)

           Delaware                                             04-3592397
           --------                                             ----------
(State of other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                               1500 Market Street
                      Philadelphia, Pennsylvania 19102-2148
                                 (215) 665-1700
     (Address, including zip code, and telephone number including area code, of Registrant's principal executive offices)

                              Arthur R. Block, Esq.
                              Senior Vice President
                               Comcast Corporation
                      Philadelphia, Pennsylvania 19102-2148
                                 (215) 665-1700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
--------------------------------------------------------------------------------
                           COMCAST CABLE HOLDINGS, LLC
                         (formerly AT&T Broadband, LLC)
             (Exact name of Registrant as specified in its charter)

                  Delaware                                      84-1260157
                  --------                                      ----------
       (State of other jurisdiction of                       (I.R.S. Employer
       incorporation or organization)                       Identification No.)

                               1500 Market Street
                      Philadelphia, Pennsylvania 19102-2148
                                 (215) 665-1700
     (Address, including zip code, and telephone number including area code, of registrant's principal executive offices)

                              Arthur R. Block, Esq.
                              Senior Vice President
                               Comcast Corporation
                      Philadelphia, Pennsylvania 19102-2148
                                 (215) 665-1700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
--------------------------------------------------------------------------------
                             COMCAST MO GROUP, INC.
                         (formerly MediaOne Group, Inc.)
             (Exact name of registrant as specified in its charter)

                  Delaware                                      84-0926774
                  --------                                      ----------
       (State of other jurisdiction of                       (I.R.S. Employer
       incorporation or organization)                       Identification No.)

                               1500 Market Street
                      Philadelphia, Pennsylvania 19102-2148
                                 (215) 665-1700
     (Address, including zip code, and telephone number including area code, of Registrant's principal executive offices)

                              Arthur R. Block, Esq.
                              Senior Vice President
                               Comcast Corporation
                      Philadelphia, Pennsylvania 19102-2148
                                 (215) 665-1700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.


PROSPECTUS Subject to Completion
Issued December 16, 2002

$10,000,000,000               Comcast Corporation
                              1500 Market Street
                              Philadelphia, Pennsylvania 19102-2148
                              (215) 665-1700

-------------------------------------------------------------------------------

     The following are types of securities that we may offer and sell under this prospectus:

  o  Unsecured senior debt securities           o  Preferred Stock
  o  Unsecured subordinated debt securities     o  Depositary shares
  o  Warrants                                   o  Class A Common Stock
  o  Purchase contracts                         o  Class A Special Common Stock
  o  Units

     If indicated in the relevant prospectus supplement, the securities may be fully and unconditionally guaranteed by a number of our wholly-owned cable subsidiaries named in this prospectus.

     Our Class A Special Common Stock and Class A Common Stock are quoted on The Nasdaq National Market System under the ticker symbols "CMCSK" and "CMCSA". On December 13, 2002, the reported last sale prices on The Nasdaq National Market System for our Class A Special Common Stock and our Class A Common Stock were $22.04 and $22.84.

     We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specific terms of the securities. Those terms may include:

     o  Maturity                    o  Listing on a securities exchange
     o  Interest rate               o  Amount payable at maturity
     o  Sinking fund terms          o  Conversion or exchange rights
     o  Currency of payments        o  Liquidation amount
     o  Dividends                   o  Subsidiary guarantees
     o  Redemption terms

-------------------------------------------------------------------------------

     Investing in the securities involves risks that are described under the caption "Risk Factors" beginning on page 3.

-------------------------------------------------------------------------------

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

-------------------------------------------------------------------------------

     We may offer the securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

December   , 2002

                                Table of Contents
                                 ---------------

                                                                        PAGE
                                                                        ----

Summary...................................................................1
Risk Factors..............................................................3
Special Note Regarding Forward-Looking Statements........................10
Use of Proceeds..........................................................11
Dividend Policy..........................................................11
Ratios of Earnings to Fixed Charges......................................11
Pro Forma Ratio of Earnings to Fixed Charges.............................13
Ratio of Earnings to Combined Fixed Charges and
     Preferred Dividends.................................................13
Description of the Senior Debt Securities, Subordinated
     Debt Securities and Cable Guarantees................................13
Description of Warrants..................................................27
Description of Purchase Contracts........................................28
Description of Units.....................................................28
Global Securities........................................................29
Description of Preferred Stock...........................................30
Description of Depositary Shares.........................................31
Description of Common Stock..............................................33
Description of Shareholder Rights Plan...................................36
Description of AT&T Comcast Transaction..................................38
Plan of Distribution.....................................................48
Legal Matters............................................................48
Experts..................................................................49
Available Information....................................................49
Incorporation of Certain Documents by Reference..........................50

     We refer to Comcast Corporation (formerly known as AT&T Comcast Corporation) in this prospectus as "Comcast" or "we," "us," "our" or comparable terms and to Comcast Holdings Corporation (formerly known as Comcast Corporation) as "Comcast Holdings." We refer to Comcast Cable Communications, Inc., Comcast Cable Communications Holdings, Inc. (formerly known as AT&T Broadband Corp.), Comcast Cable Holdings, LLC (formerly known as AT&T Broadband, LLC, which was formerly known as Tele-Communications, Inc.) and Comcast MO Group, Inc. (formerly known as MediaOne Group, Inc.) collectively as the "Cable Guarantors."

                                     SUMMARY

                                  THE COMPANIES

Comcast Corporation

     We were formed through the merger of Comcast Holdings Corporation (formerly known as Comcast Corporation) and the broadband business of AT&T Corp. in the belief that combining the strengths of these businesses would create the world's premier broadband company.

     We are principally involved in three lines of business through our wholly-owned subsidiaries Comcast Holdings and Comcast Cable Communications
Holdings:

     o Cable--through the development, management and operation of broadband communications networks and regional sports programming networks,

     o   Commerce--through QVC, our electronic retailing subsidiary, and

     o Content--through our consolidated subsidiaries, Comcast-Spectacor, E! Entertainment Television, The Golf Channel, Outdoor Life Network and G4 Media, and through our other programming investments.

     The transactions which created Comcast were consummated on November 18, 2002 in several steps. First, AT&T transferred to Comcast Cable Communications Holdings substantially all the assets, liabilities and businesses represented by AT&T Broadband Group, which was the integrated broadband business of AT&T. Second, AT&T spun off Comcast Cable Communications Holdings to its shareholders. Third, Comcast Holdings and Comcast Cable Communications Holdings each merged with a different, wholly-owned subsidiary of ours, and Comcast Holdings and AT&T shareholders received our shares.

     For a description of our business, financial condition, results of operations and other important information regarding us, see our and Comcast Holdings' filings with the SEC incorporated by reference in this prospectus. For a description of certain continuing obligations and risks related to the AT&T Comcast transaction, see "Description of AT&T Comcast Transaction," and "Risk Factors--Risks Relating to the AT&T Comcast Transaction," as well as our and Comcast Holdings' filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these and our other filings incorporated by reference in this prospectus, see "Available Information."

     We are a Pennsylvania corporation incorporated in 2001. Our principal executive office is located at 1500 Market Street, Philadelphia, Pennsylvania 19102-2148. Our telephone number is (215) 665-1700. The address of our web site is www.comcast.com. The information on our web site is not part of this prospectus.

Cable Guarantors

     Our obligations, including the payment of principal, premium, if any, and interest, on the debt securities will be fully and unconditionally guaranteed by each of Comcast Cable, Comcast Cable Communications Holdings, Comcast Cable Holdings and Comcast MO Group. In this prospectus, we refer to these guarantors as the cable guarantors and to these guarantees as the cable guarantees. If indicated in the relevant prospectus supplement, our obligations under the other securities we are offering and selling may be fully and unconditionally guaranteed by specified cable guarantors.

     The cable guarantees will not contain any restrictions on the ability of any cable guarantor to:

     o pay dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of that cable guarantor's capital stock; or

     o make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of that cable guarantor.

   Comcast Cable Communications, Inc.

     Comcast Cable is a Delaware corporation incorporated in 1981 and our indirect wholly-owned subsidiary. Comcast Cable currently serves approximately
8.5 million subscribers and has deployed digital cable applications and high-speed Internet access service to the vast majority of its cable communications systems to expand the products available on its broadband communications networks.

   Comcast Cable Communications Holdings, Inc.

     Comcast Cable Communications Holdings is a Delaware corporation (formerly known as AT&T Broadband Corp.) incorporated in 2001 and our wholly-owned subsidiary. As part of the AT&T Comcast transaction, AT&T transferred to Comcast Cable Communications Holdings substantially all of the assets, liabilities and businesses represented by AT&T Broadband Group, the integrated broadband business of AT&T.

   Comcast Cable Holdings, LLC

     Comcast Cable Holdings is a Delaware limited liability company (formerly known as AT&T Broadband, LLC) formed in 1994. Comcast Cable Holdings is a wholly-owned subsidiary of Comcast Cable Communications Holdings.

   Comcast MO Group, Inc.

     Comcast MO Group is a Delaware corporation (formerly known as MediaOne Group, Inc.) incorporated in 1999. Comcast MO Group is a wholly-owned subsidiary of Comcast Cable Communications Holdings.

     Each cable guarantor's principal place of business is 1500 Market Street, Philadelphia, Pennsylvania 19102-2148.

                                  RISK FACTORS

Risks Relating to the AT&T Comcast Transaction

   We may fail to realize the anticipated benefits of the AT&T Comcast transaction.

     The AT&T Comcast transaction combined two companies that have previously operated separately. We expect to realize cost savings and other financial and operating benefits as a result of the AT&T Comcast transaction. However, we cannot predict with certainty when these cost savings and benefits will occur, or the extent to which they actually will be achieved. There are a large number of systems that must be integrated, including management information, purchasing, accounting and finance, sales, billing, payroll and benefits, and regulatory compliance. The integration of Comcast Cable and Comcast Cable Communications Holdings will also require substantial attention from management. The diversion of management attention and any difficulties associated with integrating Comcast Cable and Comcast Cable Communications Holdings could have a material adverse effect on our operating results.

   We will have to abide by restrictions to preserve the tax treatment of the AT&T Comcast transaction.

     Because of the limitations imposed by Section 355(e) of the Internal Revenue Code of 1986, as amended, referred to as the "Code" in this prospectus, and by contractual agreements with AT&T, our ability and the ability of Comcast Cable Communications Holdings to engage in specified acquisitions, redeem stock or issue equity securities will be limited until December 18, 2004. See "Description of AT&T Comcast Transaction--Separation and Distribution Agreement--Post-Spin-Off Transactions." These restrictions may limit our ability to issue equity securities to satisfy our financing needs or to acquire businesses or assets.

   We and our subsidiaries have significant debt and debt-like obligations and may not maintain investment-grade credit ratings.

     We and our subsidiaries have a significant amount of debt and debt-like obligations. Our credit rating and the credit ratings of our subsidiaries may in the future be lower than the current or historical credit ratings of Comcast Holdings, Comcast Cable Communications Holdings and their respective subsidiaries. In addition, it is possible that we or any of our subsidiaries that issue debt may not obtain or maintain an investment-grade credit rating. Differences in credit ratings would affect the interest rates charged on financings, as well as the amounts of indebtedness, types of financing structures and debt markets that may be available to us and our subsidiaries. The closing of the AT&T Comcast transaction triggered put rights on the part of holders of approximately $1.0 billion of debt issued by Comcast Cable Holdings. In addition, the failure of certain of our subsidiaries to maintain certain credit ratings until at least February 16, 2003 could trigger put rights on the part of holders of up to approximately $3.8 billion of debt as of the date of this prospectus, which would require us to obtain additional financing. Accordingly, a downgrade in our or any of our subsidiaries' existing credit ratings or failure by us and our subsidiaries to maintain investment-grade credit ratings could have a material adverse effect on our operating results and on the value of our common stock.

   Atypical governance arrangements may make it more difficult for our shareholders to act.

     In connection with the AT&T Comcast transaction, we implemented a number of governance arrangements that are atypical for a large, publicly held corporation. A number of these arrangements relate to the election of our Board. The term of our Board will not expire until our 2004 annual meeting of shareholders. Since our shareholders will not have the right to call special meetings of shareholders or act by written consent and our directors may be removed only for cause, our shareholders will not be able to replace our initial Board members prior to that meeting. After our 2004 annual meeting of shareholders, our directors will be elected annually. Even then, however, it will be difficult for one of our shareholders, other than BRCC Holdings LLC, to elect a slate of directors of its own choosing to our Board. Brian L. Roberts, our President and Chief Executive Officer, through his control of BRCC Holdings LLC, holds a 33 1/3% nondilutable voting interest in our stock. In addition, we adopted a shareholder rights plan upon completion of the AT&T Comcast transaction that prevents any holder of our stock, other than any holder of our Class B common stock or any of such holder's affiliates, from acquiring our stock representing more than 10% of the voting power with respect to us without the approval of our Board.

     In addition to the governance arrangements relating to our Board, a number of governance arrangements will make it difficult to replace our senior management. Upon completion of the AT&T Comcast transaction, C. Michael Armstrong, Chairman of the Board and CEO of AT&T, became our Chairman of the Board and Brian L. Roberts, President of Comcast Holdings, became our CEO and President. After the 2005 annual meeting of our shareholders, Brian L. Roberts will also be our Chairman of the Board. Prior to the sixth anniversary of our 2004 annual meeting of shareholders, unless Brian L. Roberts ceases to be our Chairman of the Board or CEO prior to such time, our Chairman of the Board and CEO will be able to be removed only with the approval of at least 75% of our entire Board. This supermajority removal requirement makes it unlikely that C. Michael Armstrong or Brian L. Roberts will be removed from their management positions.

   Our principal shareholder has considerable influence over our operations.

     Brian L. Roberts has significant control over our operations through his control of BRCC Holdings LLC, which as a result of its ownership of outstanding shares of our Class B common stock holds a nondilutable 33 1/3% of the combined voting power of our stock and also has separate approval rights over certain material transactions involving us. In addition, Brian L. Roberts is our CEO and President and will, together with our Chairman of the Board, comprise the Office of the Chairman, our principal executive deliberative body.

   The performance of AT&T Broadband Group prior to the AT&T Broadband spin-off may not be representative of the results of Comcast Cable Communications Holdings without the other AT&T businesses and therefore is not a reliable indicator of its future results.

     AT&T Broadband Group was a fully integrated business unit of AT&T, and as a result the financial information of AT&T Broadband Group incorporated by reference in this prospectus was derived from the consolidated financial statements and accounting records of AT&T and reflects certain assumptions and allocations. The financial position, results of operations and cash flows of Comcast Cable Communications Holdings without the other AT&T businesses could differ from those that would have resulted had its business operated with the other AT&T businesses.

Risks Relating to Our Business

   Our actual financial position and results of operations may differ significantly and adversely from the pro forma amounts incorporated by reference in this prospectus.

     Our actual financial position and results of operations may differ, perhaps significantly and adversely, from the pro forma information incorporated by reference in this prospectus due to a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the date of the pro forma financial data and the date on which the AT&T Comcast transaction was completed.

     In addition, in many cases each of Comcast Holdings and AT&T Broadband Group had long-term agreements, in some cases with the same counterparties, for the same services and products, such as programming, billing services and interactive programming guides. Comcast Holdings and AT&T Broadband Group could not disclose the terms of many of these contracts to each other because of confidentiality provisions included in these contracts or other legal restrictions. For this and other reasons, it is not clear, in the case of certain services and products, whether after completion of the AT&T Comcast transaction each of the existing agreements continues to apply only to the operations to which they have historically applied or whether instead one of the two contracts will apply to the operations of both companies and the other contract will be terminated. Since these contracts often differ significantly in their terms, resolution of these contractual issues could cause our actual financial position and results of operations to differ significantly and adversely from those reflected in the pro forma financial information incorporated by reference in this prospectus.

   Programming costs are increasing and we may not have the ability to pass these increases on to our customers, which would materially adversely affect our cash flow and operating margins.

     Programming costs are expected to be our largest single expense item in the foreseeable future. In recent years, the cable and satellite video industries have experienced a rapid increase in the cost of programming, particularly sports programming. This increase is expected to continue, and we may not be able to pass programming cost increases on to our customers. The inability to pass these programming cost increases on to our customers would have a material adverse impact on our cash flow and operating margins. In addition, as we upgrade the channel capacity of our systems and add programming to our basic, expanded basic and digital programming tiers, we may face increased programming costs, which, in conjunction with the additional market constraints on our ability to pass programming costs on to our customers, may reduce operating margins.

     We also expect to be subject to increasing financial and other demands by broadcasters to obtain the required consent for the transmission of broadcast programming to our subscribers. We cannot predict the financial impact of these negotiations or the effect on our subscribers should we be required to stop offering this programming.

   We face a wide range of competition in areas served by our cable systems, which could adversely affect our future results of operations.

     Our cable communications systems compete with a number of different sources which provide news, information and entertainment programming to consumers. We compete directly with program distributors and other companies that use satellites, build competing cable systems in the same communities we serve or otherwise provide programming and other communications services to our subscribers and potential subscribers. In addition, federal law now allows local telephone companies to provide directly to subscribers a wide variety of services that are competitive with cable communications services. Some local telephone companies provide, or have announced plans to provide, video services within and outside their telephone service areas through a variety of methods, including broadband cable networks. Additionally, we will be subject to competition from telecommunications providers and Internet service providers, known as ISPs, in connection with offerings of new and advanced services, including telecommunications and Internet services. This competition may materially adversely affect our business and operations in the future. In addition, any increase in vacancy rates in multi-dwelling units has historically adversely impacted subscriber levels and is expected to do so in the future. Subscriber levels also have historically demonstrated seasonal fluctuations, particularly in markets that include major universities. The failure of seasonal fourth quarter increases to offset decreases would adversely affect subscriber levels.

   We have substantial capital requirements which may require us to obtain additional financing that may be difficult to obtain.

     We expect that for some period of time our capital expenditures will exceed, perhaps significantly, our net cash provided by operating activities. This may require us to obtain additional financing. We may not be able to obtain or to obtain on favorable terms the capital necessary to fund the substantial capital expenditures described below that are required by our strategy and business plan. A failure to obtain necessary capital or to obtain necessary capital on favorable terms could have a material adverse effect on us and result in the delay, change or abandonment of our development or expansion plans.

     Historically, AT&T Broadband Group's capital expenditures significantly exceeded its net cash provided by operations. For the year ended December 31, 2001 and the nine months ended September 30, 2002, AT&T Broadband Group's capital expenditures exceeded its net cash provided by operations by $3.5 billion and $1.5 billion, respectively. In addition, for the year ended December 31, 2001, Comcast Holdings' capital expenditures exceeded its net cash provided by operating activities by $952 million.

     We anticipate that we will upgrade a significant portion of our broadband systems over the coming years and make other capital investments, including with respect to our advanced services. In 2003, we anticipate that the combined Comcast Cable Communications Holdings and Comcast Cable cable systems will incur capital expenditures of approximately $4.2 billion to $4.5 billion. We are expected to incur substantial capital expenditures in the years subsequent to 2003. However, the actual amount of the funds required for capital expenditures cannot be determined with precision at this time. Capital is expected to be used to upgrade and rebuild network systems to expand bandwidth capacity and add two-way capability so that it may offer advanced services. In addition, capital expenditures are expected to be used to acquire equipment, such as set-top boxes, cable modems and telephone equipment, and to pay for installation costs for additional video and advanced services customers. There can be no assurance that these amounts will be sufficient to accomplish the planned system upgrades, equipment acquisitions and expansion.

     Comcast Cable Communications Holdings also have commitments under certain of their franchise agreements with local franchising authorities to upgrade and rebuild certain network systems. These commitments may require capital expenditures in order to avoid default and/or penalties.

   Some of our subsidiaries are subject to long-term exclusive agreements that may limit their future operating flexibility and materially adversely affect our financial results.

     Some of the entities formerly attributed to AT&T Broadband Group which are now our subsidiaries are subject to long-term agreements relating to significant aspects of their operations, including long-term agreements for video programming, audio programming, electronic program guides, billing and other services. For example, Comcast Cable Holdings (formerly known as AT&T Broadband,
LLC), and AT&T Broadband Group's subsidiary, Satellite Services, Inc., are parties to an affiliation term sheet with Starz Encore Group LLC, an affiliate of Liberty Media, which extends to 2022 and provides for fixed price payments, subject to adjustment for various factors including inflation, and may require Comcast Cable Communications Holdings to pay two-thirds of Starz Encore Group's programming costs above levels designated in the term sheet. Satellite Services, Inc. also entered into a ten-year agreement with TV Guide in January 1999 for interactive program guide services, which designates TV Guide Interactive as the interactive programming guide for Comcast Cable Communications Holdings' systems. Furthermore, a subsidiary of Comcast Cable Communications Holdings is party to an agreement that does not expire until December 31, 2013 under which it purchases certain billing services from CSG Systems, Inc. The price, terms and conditions of the Starz Encore term sheet, the TV Guide agreement and the CSG agreement may not reflect the current market and if one or more of these arrangements continue to apply to Comcast Cable Communications Holdings after completion of the AT&T Comcast transaction, they may materially adversely impact our financial performance.

     By letter dated May 29, 2001, AT&T Broadband Group disputed the enforceability of the excess programming pass-through provisions of the Starz Encore term sheet and questioned the validity of the term sheet as a whole. AT&T Broadband Group also has raised certain issues concerning the uncertainty of the provisions of the term sheet and the contractual interpretation and application of certain of its provisions to, among other things, the acquisition and disposition of cable systems. In July 2001, Starz Encore Group filed a lawsuit seeking payment of the 2001 excess programming costs and a declaration that the term sheet is a binding and enforceable contract. In October 2001, AT&T Broadband Group and Starz Encore Group agreed to stay the litigation until August 31, 2002 to allow the parties time to continue negotiations toward a potential business resolution of this dispute. The court granted the stay on October 30, 2001. The terms of the stay order allow either party to petition the court to lift the stay after April 30, 2002 and to proceed with the litigation. AT&T Broadband Group and Starz Encore Group agreed to extend the stay of the litigation and the court extended the stay to and including January 31, 2003, with a requirement that the parties attempt to mediate the dispute. The parties have now selected a mediator, with mediation scheduled to proceed in mid-January 2003.

     On November 18, 2002, Comcast and Comcast Holdings filed suit against Starz Encore Group in the United States District Court for the Eastern District of Pennsylvania. Comcast and Comcast Holdings seek a declaratory judgment that, pursuant to their rights under a March 17, 1999 contract with a predecessor of Starz Encore Group, upon the completion of the AT&T Comcast transaction that contract now provides the terms under which Starz Encore Group programming is acquired and transmitted by the Comcast Cable Communications Holdings' systems. Starz Encore Group has until January 8, 2003 to file a response to this complaint.

     On March 13, 2002, AT&T Broadband Group informed CSG Systems, Inc. that AT&T Broadband Group was considering the initiation of an arbitration against CSG relating to a Master Subscriber Management System Agreement that the two companies entered into in 1997. Pursuant to the Master Agreement, CSG provides billing support to AT&T Broadband Group. On May 10, 2002, AT&T Broadband Group filed a demand for arbitration against CSG before the American Arbitration Association. On May 31, 2002, CSG answered AT&T Broadband Group's arbitration demand and asserted various counterclaims. On June 21, 2002, CSG filed a lawsuit against Comcast Holdings in federal court located in Denver, Colorado asserting claims related to the Master Agreement and the pending arbitration. On November 4, 2002, CSG withdrew its complaint against Comcast Holdings without prejudice. On November 15, 2002, Comcast, Comcast Holdings, and Comcast Cable initiated a lawsuit against CSG in federal court located in Philadelphia, Pennsylvania. Comcast, Comcast Holdings and Comcast Cable assert that systems owned by Comcast Holdings are not required to use CSG as a billing service or customer care provider pursuant to the Master Agreement, and that systems owned by Comcast Cable Communications Holdings may be added to a billing service agreement between Comcast Cable and CSG. CSG's response to the Complaint is due on December 16, 2002. In the event that either the arbitration or this litigation or the settlement thereof results in the termination of the Master Agreement, Comcast Cable Communications Holdings may incur significant costs in connection with its replacement of these customer care and billing services and may experience temporary disruptions to its operations.

   We are subject to regulation by federal, state and local governments which may impose costs and restrictions.

     The federal, state and local governments extensively regulate the cable communications industry. We expect that court actions and regulatory proceedings will refine the rights and obligations of various parties, including the government, under the Communications Act of 1934, as amended. The results of these judicial and administrative proceedings may materially affect our business operations. Local authorities grant us franchises that permit us to operate our cable systems. We will have to renew or renegotiate these franchises from time to time. Local franchising authorities often demand concessions or other commitments as a condition to renewal or transfer, which concessions or other commitments could be costly to obtain.

   We will be subject to additional regulatory burdens in connection with the provision of telecommunications services, which could cause us to incur additional costs.

     We will be subject to risks associated with the regulation of our telecommunications services by the Federal Communications Commission, or FCC, and state public utilities commissions, or PUCs. Telecommunications companies, including companies that have the ability to offer telephone services over the Internet, generally are subject to significant regulation. This regulation could materially adversely affect our business operations.

   We may face increased competition because of technological advances and new regulatory requirements, which could adversely affect our future results of operations.

     Numerous companies, including telephone companies, have introduced Digital Subscriber Line technology, known as DSL, which provides Internet access to subscribers at data transmission speeds greater than that of modems over conventional telephone lines. We expect other advances in communications technology, as well as changes in the marketplace, to occur in the future. Other new technologies and services may develop and may compete with services that cable communications systems offer. The success of these ongoing and future developments could have a negative impact on our business operations.

     In addition, over the past several years, a number of companies, including telephone companies and ISPs, have asked local, state, and federal governmental authorities to mandate that cable communications operators provide capacity on their broadband infrastructure so that these and others may deliver Internet and other interactive television services directly to customers over these cable facilities. Some cable operators have initiated litigation challenging municipal efforts to unilaterally impose so-called "open access" requirements. The few court decisions dealing with this issue have been inconsistent. Moreover, in connection with their review of the AOL-Time Warner merger, the FCC and the Federal Trade Commission imposed "open access," technical performance and other requirements related to the merged company's Internet and Instant Messaging platforms. The FCC recently concluded in a regulatory proceeding initiated by it to consider "open access" and related regulatory issues that cable modem service, as it is currently offered, is properly classified as an interstate information service that is not subject to common carrier regulation but remains subject to the FCC's jurisdiction. The FCC is seeking public comment regarding the regulatory implications of this conclusion, including, among other things, whether it is appropriate to impose "open access" requirements on these services or whether consumers will be able to obtain a choice of ISPs without government intervention.

     A number of cable operators have reached agreements to provide unaffiliated ISPs access to their cable systems in the absence of regulatory requirements. Comcast Holdings reached an "access" agreement with United Online and Comcast Cable Communications Holdings reached an "access" agreement with each of Earthlink, Internet Central, Connected Data Systems, Galaxy Internet Services and Connect Plus International. In connection with Comcast Holdings' and AT&T's agreement with AOL Time Warner providing for the restructuring of Time Warner Entertainment Company L.P., or TWE, Comcast Holdings and Comcast Cable Communications will enter into a three-year non-exclusive access agreement with AOL Time Warner. Under the terms of the exchange agreement that Comcast Holdings and AT&T have executed with Microsoft, now that the AT&T Comcast transaction has been consummated, we will be required, with respect to each such agreement with another ISP, to offer Microsoft an access agreement on terms no less favorable than those provided to the other ISP with respect to the specific cable systems covered under the agreement with the other ISP. Notwithstanding the foregoing, there can be no assurance that regulatory authorities will not impose "open access" or similar requirements on us as part of an industry-wide requirement. Such requirements could have a negative impact on our business operations.

   We, through Comcast Cable Communications Holdings, have substantial economic interests in joint ventures in which we have limited management rights.

     Comcast Cable Communications Holdings is a partner in several large joint ventures, such as TWE, Texas Cable Partners and Kansas City Cable Partners, in which it has a substantial economic interest but does not have substantial control with regard to management policies or the selection of management. These joint ventures may be managed in a manner contrary to our best interests, and the value of our investment in these joint ventures, through Comcast Cable Communications Holdings, may be affected by management policies that are determined without our input or over our objections. Comcast Cable Communications Holdings has cable partnerships with each of AOL Time Warner, Insight Communications, Adelphia Communications, Midcontinent and US Cable. Materially adverse financial or other developments with respect to a partner could adversely impact the applicable partnership.

     On June 25, 2002, three cable partnerships between subsidiaries of AT&T and subsidiaries of Adelphia Communications Corporation commenced bankruptcy proceedings by the filing of Chapter 11 petitions in the Bankruptcy Court for the Southern District of New York at about the same time that other Adelphia entities filed for bankruptcy. These partnerships are: Century-TCI California Communications, L.P. (in which Comcast Cable Communications Holdings holds a 25% interest through a wholly-owned subsidiary and which as of December 31, 2001 had an aggregate of approximately 775,000 subscribers in the greater Los Angeles, California area), Parnassos Communications, L.P. (in which Comcast Cable Communications Holdings holds a 33.33% interest through a wholly-owned subsidiary) and Western NY Cablevision, L.P. (in which Comcast Cable Communications Holdings holds a 33.33% interest through a wholly-owned subsidiary and which as of December 31, 2001 had, together with Parnassos Communications, L.P., an aggregate of approximately 470,000 subscribers in Buffalo, New York and the surrounding areas). We cannot predict what the outcome of these proceedings will be on any of the partnerships and the proceedings may have a material adverse impact on the partnerships. AT&T Broadband Group recorded an impairment charge through net losses related to equity investments of $143 million, net of taxes of $90 million, in connection with the bankruptcy proceedings of the Adelphia partnerships.

   We, through Comcast Holdings and Comcast Cable Communications Holdings, face risks arising from their and AT&T's relationship with At Home Corporation and UAL Corp.

     Through a subsidiary, AT&T owns approximately 23% of the outstanding common stock and 74% of the voting power of the outstanding common stock of At Home Corporation, which filed for bankruptcy protection on

September 28, 2001. Until October 1, 2001, AT&T appointed a majority of At Home's directors and it now appoints none.

     Since September 28, 2001, some creditors of At Home have threatened to commence litigation against AT&T relating to the conduct of AT&T or its designees on the At Home Board in connection with At Home's declaration of bankruptcy and At Home's subsequent aborted efforts to dispose of some of its businesses or assets in a bankruptcy court-supervised auction, as well as in connection with other aspects of AT&T's relationship with At Home. On May 1, 2002, At Home filed a proposed plan of liquidation pursuant to Chapter 11 of the U.S. Bankruptcy Code, which, as modified on June 18, 2002, among other things, provides that all claims and causes of action of the bankrupt estate of At Home against AT&T and other shareholders will be transferred to a liquidating trust owned ratably by the bondholders of At Home and funded with at least $12 million, and as much as $17 million, to finance the litigation of those claims. The plan was approved by the bankruptcy court on August 15, 2002 and became effective on or about October 1, 2002. On November 7, 2002, a complaint was filed by the bondholders' liquidating trust against AT&T and certain of its senior officers alleging various breaches of fiduciary duties, misappropriation of trade secrets and other causes of action in connection with the transactions in March 2000 described below, and prior and subsequent alleged conduct on the part of the defendants. Any liabilities resulting from this lawsuit would be shared equally between AT&T and Comcast Cable Communications Holdings.

     In addition, purported class action lawsuits have been filed in California state court on behalf of At Home shareholders against AT&T, At Home, Comcast Holdings and former directors of At Home. The lawsuits claim that the defendants breached fiduciary obligations of care, candor and loyalty in connection with a transaction announced in March 2000 in which, among other things, AT&T, Cox Communications Inc. and Comcast Holdings agreed to extend existing distribution agreements, the At Home Board was reorganized, and AT&T agreed to give Cox and Comcast Holdings rights to sell their At Home shares to AT&T. These actions have been consolidated by the court. At the request of At Home's bondholders, on September 10, 2002, the bankruptcy court ruled that the claims asserted in these actions belong to At Home's bankruptcy estate, not its shareholders, that the actions must be dismissed, and that the claims in the actions are to be prosecuted by the At Home bondholders' liquidating trust under the confirmed Chapter 11 plan. The order remains subject to appeal. The liability for these lawsuits would be shared equally between AT&T and Comcast Cable Communications Holdings.

     On September 23, 2002, the Official Committee of Unsecured Bondholders of At Home filed suit in the United States District Court for the District of Delaware against Comcast Holdings, Cox, Brian L. Roberts in his capacity as a director of At Home, and other corporate and individual defendants. The complaint seeks alleged "short-swing" profits under Section 16(b) of the Securities Exchange Act of 1934 in connection with At Home put options Comcast Holdings and Cox entered into with AT&T. The complaint alleges a total of at least $600 million in damages in the aggregate from Comcast Holdings and Cox in connection with this claim. The complaint also seeks damages in an unspecified amount for alleged breaches of fiduciary duty by the defendants in connection with transactions entered into among AT&T, At Home, Comcast Holdings and Cox. We believe this suit is without merit and intend to vigorously defend ourselves in the action.

     In March 2002, three purported class actions were filed in the United States District Court for the Southern District of New York against, among others, AT&T and certain of its senior officers alleging violations of the federal securities laws in connection with disclosures made by At Home in the period from March 28, 2000 through August 28, 2001. These actions have been consolidated. On November 8, 2002, a consolidated class action complaint was filed in this action. Any liabilities resulting from this lawsuit would be shared equally between AT&T and Comcast Cable Communications Holdings.

     As part of a portfolio of lease and project financing assets Comcast Cable Communications Holdings assumed in connection with the acquisition of Comcast MO Group, Comcast Cable Communications Holdings is the lessor of some airplanes under leveraged leases to UAL Corp. and US Airways Group. Under a leveraged lease, the assets are secured with debt, which is non-recourse to Comcast Cable Communications Holdings. US Airways filed for Chapter 11 bankruptcy protection on August 11, 2002 and UAL Corp. filed for Chapter 11 bankruptcy protection on December 9, 2002. In connection with their respective bankruptcy filings, each of US Airways and UAL Corp. can reject or reaffirm its leases. In connection with its bankruptcy filing, US Airways rejected its leases with AT&T Broadband Group. AT&T Broadband Group recorded an after-tax loss of approximately $39 million on such leases during the third quarter of 2002. We do not know if the leases with UAL Corp. will be rejected or reaffirmed. If the leases are rejected and the non-recourse debt holder forecloses on the assets, Comcast Cable Communications Holdings could incur an after-tax loss of approximately $33 million (based on September 30, 2002 balances).

Our indentures do not restrict our ability to incur additional indebtedness, which could make our debt securities more risky in the future.

     As of September 30, 2002, our pro forma consolidated indebtedness was approximately $32.5 billion, of which $25.3 billion was issued by our subsidiaries and was senior to debt obligations at Comcast Corporation. As of September 30, 2002, our pro forma consolidated stockholders' equity was approximately $38.5 billion. The indentures that govern the terms of our debt do not restrict our ability or our subsidiaries' ability to incur additional indebtedness. The degree to which we incur additional debt could have important consequences to holders of the securities, including:

     o limiting our ability to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements or other purposes;

     o requiring us to dedicate a substantial portion of our cash flows from operations to the payment of indebtedness and not for other purposes, such as working capital and capital expenditures;

     o limiting our flexibility to plan for, or react to, changes in our businesses;

     o making us more indebted than some of our competitors, which may place us at a competitive disadvantage; and

     o   making us more vulnerable to a downturn in our businesses.

The securities we are offering may not develop an active public market, which could depress the resale price of the securities.

     The securities we are offering, other than our Class A Common Stock and Class A Special Common Stock, will be new issues of securities for which there is currently no trading market. We cannot predict whether an active trading market for the securities will develop or be sustained. If an active trading market were to develop, the securities could trade at prices that may be lower than the initial offering price of the securities.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Our businesses may be affected by, among other things:

     o   changes in laws and regulations;

     o   changes in the competitive environment;

     o   changes in technology;

     o   industry consolidation and mergers;

     o   franchise-related matters;

     o market conditions that may adversely affect the availability of debt and equity financing for working capital, capital expenditures or other purposes;

     o demand for the programming content we distribute or the willingness of other video program providers to carry our content; and

     o   general economic conditions.

     In this prospectus and in the documents we incorporate by reference, we state our expectations of future events and our future financial performance. In some cases, you can identify those so-called "forward-looking statements" by words such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those words and other comparable words. You should be aware that those statements are only our predictions. Actual events or results may differ materially. In evaluating those statements, you should specifically consider various factors, including the risks outlined under "Risk Factors" above. Those factors may cause our actual results to differ materially from any of our forward-looking statements.


                                 USE OF PROCEEDS

     We intend to use the net proceeds from the sale of the securities for working capital and general corporate purposes. We may also invest the proceeds in certificates of deposit, United States government securities or certain other interest-bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in the related prospectus supplement.


                                 DIVIDEND POLICY

     We do not intend to pay dividends on our common stock for the foreseeable future.


                       RATIOS OF EARNINGS TO FIXED CHARGES

                                                    For the
                                                     Nine
                                                    Months
                                                     Ended
                                                   September
                                                       30,              For the Years Ended December 31,
                                                   ---------     ----------------------------------------------
                                                      2002        2001      2000      1999      1998      1997
                                                   ---------     ------    ------    ------    ------    ------
Comcast(a).......................................     1.03x       2.20x     5.93x     3.30x     5.37x     1.21x
Comcast Cable(b).................................     2.35x         (c)     1.76x       (c)       (c)       (c)
Comcast Cable Communications Holdings(d).........       (e)         (e)       (e)       (e)         -         -
Comcast Cable Holdings(f)........................       (g)         (g)       (g)       (g)         -         -
Comcast MO Group(f)..............................     2.53x       4.96x       (h)         -         -         -

------------------
(a) We became the parent of Comcast Holdings and Comcast Cable Communications Holdings on November 18, 2002 in connection with the consummation of the merger of Comcast Holdings and Comcast Cable Communications Holdings with our subsidiaries. Because Comcast Holdings is our predecessor, our historical ratios are the same as Comcast Holdings' historical ratios. For purposes of our ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes, cumulative effect of accounting changes, minority interest, equity in net (income) losses of affiliates and fixed charges. Fixed charges consist of interest expense and capitalized interest.

(b) For purposes of Comcast Cable's ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes, cumulative effect of accounting changes, minority interest, equity in net (income) losses of affiliates and fixed charges. Fixed charges consist of interest expense and interest expense on notes payable to affiliates. As described in Note 2 to Comcast Cable's unaudited condensed consolidated financial statements for the quarter ended September 30, 2002, which are incorporated herein by reference, Comcast Cable adopted the provisions of SFAS No. 145 on April 1, 2002. In connection with the adoption of SFAS No. 145, amounts previously reported net of taxes as extraordinary items have been reclassified to interest expense and income taxes. The table above includes reclassifications of interest expense of $10.9 million, $9.5 million, $0.2 million and $25.7 million for the years ended December 31, 2000, 1999, 1998 and 1997, respectively.

     In addition, as described in Note 2 to Comcast Cable's unaudited condensed consolidated financial statements for the quarter ended September 30, 2002, which are incorporated herein by reference, Comcast Cable adopted EITF 01-14 effective January 1, 2002. Upon adoption, Comcast Cable reclassified franchise fees collected from cable subscribers from a reduction of selling, general and administrative expenses to a component of service revenues in its consolidated statement of operations. The impact of adopting EITF 01-14 was to increase service revenues and selling, general and administrative expenses by $189.4 million, $149.9 million, $103.4 million, $94.7 million and $72.8 million for the years ended December 31, 2001, 2000, 1999, 1998 and 1997, respectively. This reclassification had no impact on Comcast Cable's reported operating income (loss) or financial condition.

(c) For the years ended December 31, 2001, 1999, 1998 and 1997, Comcast Cable's earnings, as defined above, were inadequate to cover fixed charges by $390.0 million, $408.7 million, $149.8 million and $202.4 million, respectively.

(d) From its date of inception on December 14, 2001 through September 30, 2002, Comcast Cable Communications Holdings had no operations. On November 18, 2002, AT&T contributed its broadband communications business, referred to as the AT&T Broadband Group in this prospectus, to Comcast Cable Communications Holdings. Because AT&T Broadband Group is the predecessor of Comcast Cable Communications Holdings, Comcast Cable Communications Holdings' historical ratios are the same as AT&T Broadband Group's historical ratios. For the purpose of calculating the ratio of earnings to fixed charges, earnings is calculated by adding fixed charges excluding capitalized interest to income from continuing operations before income taxes, and by adding distributions of less-than-fifty-percent-owned affiliates. By fixed charges we mean total interest, including capitalized interest, dividend requirements on preferred stock and interest on trust preferred securities and a portion of rentals, which we believe is representative of the interest factor of our rental expense, as applicable.

(e) Comcast Cable Communications Holdings' loss for the nine months ended September 30, 2002, the years ended December 31, 2001 and 2000, and the ten month period ended December 31, 1999 was inadequate to cover fixed charges, dividend requirements on subsidiary preferred stock and interest on trust preferred securities in the amount of $19.2 billion, $9.2 billion, $10.4 billion and $2.0 billion, respectively.

(f) For the purpose of Comcast Cable Holdings' and Comcast MO Group's ratio of earnings to fixed charges, earnings is calculated by adding fixed charges excluding capitalized interest to income from continuing operations before income taxes, and by adding distributions of less-than-fifty-percent-owned affiliates. Fixed charges consist of total interest, including capitalized interest, dividend requirements on preferred stock and interest on trust preferred securities and a portion of rentals, which Comcast Cable Holdings and Comcast MO Group believe is representative of the interest factor of their rental expense, as applicable.

(g) Comcast Cable Holdings' loss for the nine months ended September 30, 2002, the years ended December 31, 2001 and 2000, and the ten month period ended December 31, 1999 was inadequate to cover fixed charges in the amount of $1.1 billion, $1.5 billion, $1.9 billion and $1.3 billion, respectively.

(h) Comcast MO Group's loss for the period ended December 31, 2000 was inadequate to cover fixed charges in the amount of $0.4 billion.

                         PRO FORMA RATIO OF EARNINGS TO
                                  FIXED CHARGES

                                 For the Nine                 For the
                                 Months Ended               Year Ended
                              September 30, 2002         December 31, 2001
                              ------------------         -----------------
Comcast....................           (j)                        (j)

------------------
(j) For purposes of calculating our pro forma ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes, extraordinary items, cumulative effect of accounting change, minority interest, equity in net (income) losses of affiliates and fixed charges. Fixed charges consist of interest expense. For the nine months ended September 30, 2002 and for the year ended December 31, 2001, earning as defined above, were inadequate to cover fixed charges by $19.1 billion and $6.0 billion, respectively.


                   RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                             AND PREFERRED DIVIDENDS

                                     Pro Forma                                                Historical
                             -------------------------------        -----------------------------------------------------------
                              For the Nine      For the Year        For the Nine
                              Months Ended         Ended            Months Ended
                              September 30,     December 31,        September 30,         For the Years Ended December 31,
                                  2002              2001                 2002         2001     2000     1999     1998     1997
                              -------------     ------------        -------------    ------   ------   ------   ------   ------
Comcast.................           (k)               (k)                 1.03x        2.20x    5.77x    3.20x    5.11x    1.20x

------------------
(k) For purposes of calculating our pro forma and historical ratios of earnings to combined fixed charges and preferred dividends, earnings consist of income (loss) before income taxes, extraordinary items, cumulative effect of accounting change, minority interest, equity in net (income) losses of affiliate and combined fixed charges and preferred dividends. Combined fixed charges and preferred dividends consist of interest expense, capitalized interest and preferred dividends. For the nine months ended September 30, 2002 and for the year ended December 31, 2001, earnings, as defined above, were inadequate to cover fixed charges by $19.1 billion and $6.0 billion, respectively.


    DESCRIPTION OF THE SENIOR DEBT SECURITIES, SUBORDINATED DEBT SECURITIES
                              AND CABLE GUARANTEES

     Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series:

     o in the case of senior debt securities, under a senior indenture to be entered into among us, the cable guarantors and The Bank of New York, as trustee; and

     o in the case of subordinated debt securities, under a subordinated indenture to be entered into among us, the cable guarantors and The Bank of New York, as trustee.

     The senior indenture and the subordinated indenture will be substantially in the form included as exhibits to the registration statement of which this prospectus is a part.

     Because the following is only a summary of the indentures and the debt securities, it does not contain all information that you may find useful. For further information about the indentures and the debt securities, you should read the indentures. As used in this Section of the prospectus and under the captions "Description of

Warrants," "Description of Common Stock," "Description of Purchase Contracts" and "Description of Units," the terms "we," "us" and "our" mean Comcast Corporation only, and not subsidiaries of Comcast Corporation.

General

     The senior debt securities will constitute our unsecured and unsubordinated obligations and the subordinated debt securities will constitute our unsecured and subordinated obligations. A detailed description of the subordination provisions is provided below under the caption "Certain Terms of the Subordinated Debt Securities -- Subordination." In general, however, if we declare bankruptcy, holders of the senior debt securities will be paid in full before the holders of subordinated debt securities will receive anything. The debt securities will be fully and unconditionally guaranteed by the cable guarantors, as described below.

     We are a holding company and conduct all of our operations through subsidiaries. Consequently, our ability to pay our obligations, including our obligation to pay interest on the debt securities, to repay the principal amount of the debt securities at maturity or upon redemption or to buy back the debt securities will depend upon our subsidiaries' earnings and their distributing those earnings to us and upon our subsidiaries repaying investments and advances we have made to them. Our subsidiaries are separate and distinct legal entities and, except for the cable guarantors with respect to the cable guarantees, have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make funds available to us to do so. Our subsidiaries' ability to pay dividends or make other payments or advances to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions. In addition, some of our subsidiaries' existing indentures require them to maintain financial ratios and cash flow levels and contain restrictions on their ability to make dividend payments, pay management fees and make advances to affiliated entities, including us. Our indentures will not limit our subsidiaries' ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us.

     You should look in the applicable prospectus supplement for the following terms of the debt securities being offered:

     o   the designation of the debt securities;

     o   the aggregate principal amount of the debt securities;

     o the percentage of their principal amount (i.e. price) at which the debt securities will be issued;

     o the date or dates on which the debt securities will mature and the right, if any, to extend such date or dates;

     o the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

     o the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any interest payment dates;

     o the right, if any, to extend the interest payment periods and the duration of that extension;

     o   provisions for a sinking fund purchase or other analogous fund, if any;

     o the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option or at your option;

     o   the form of the debt securities;

     o any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amounts in respect of any debt security;

     o the terms and conditions, if any, upon which we may have to repay the debt securities early at your option and the price or prices in the currency or currency unit in which the debt securities are payable;

     o the currency, currencies or currency units for which you may purchase the debt securities and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

     o the terms and conditions, if any, pursuant to which the debt securities may be converted or exchanged for the cash value of other securities issued by us or by a third party; and

     o any other terms of the debt securities, including any additional events of default or covenants provided for with respect to the debt securities, and any terms which may be required by or advisable under applicable laws or regulations.

     You may present debt securities for exchange and for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

     Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the relevant prospectus supplement.

     We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

   Cable Guarantees

     Our obligations under the senior debt securities, including the payment of principal, premium, if any, and interest, will be fully and unconditionally guaranteed by each of the cable guarantors. The cable guarantees will rank equally with all other general unsecured and unsubordinated obligations of the cable guarantors.

     The cable guarantees will not contain any restrictions on the ability of any cable guarantor to:

     o pay dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of that cable guarantor's capital stock or

     o make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of that cable guarantor.

   Certain Covenants

     We and the cable guarantors will agree to some restrictions on our activities for the benefit of holders of all series of senior debt securities issued under the senior indenture. The restrictive covenants summarized below will apply, unless the covenants are waived or amended, so long as any of the senior debt securities are outstanding.

     The senior indenture will not contain any financial covenants other than those summarized below and will not restrict us or our subsidiaries from paying dividends or incurring additional debt. In addition, the senior indenture will not protect holders of notes issued under it in the event of a highly leveraged transaction or a change in control.

     Limitation on Liens Securing Indebtedness. Neither we nor any cable guarantor shall create, incur or assume any Lien (other than any Permitted
Lien) on such person's assets, including the Capital Stock of such person's wholly-owned subsidiaries' to secure the payment of our Indebtedness or that of any cable guarantor, unless we secure the outstanding senior debt securities or cable guarantee, as the case may be, equally and ratably with (or prior to) all Indebtedness secured by such Lien, so long as such Indebtedness shall be so secured.

     Limitation on Sale and Leaseback Transactions. Neither we nor any cable guarantor shall enter into any Sale and Leaseback Transaction involving any of such person's assets, including the Capital Stock of such person's wholly-owned subsidiaries.

     The restriction in the foregoing paragraph shall not apply to any Sale and Leaseback Transaction if:

     o the lease is for a period not in excess of three years, including renewal of rights;

     o the lease secures or relates to industrial revenue or similar financing;

     o the transaction is solely between us and a cable guarantor or between or among cable guarantors; or

     o we or the applicable cable guarantor, within 270 days after the sale is completed, applies an amount equal to or greater than (a) the net proceeds of the sale of the assets or part thereof leased or (b) the fair market value of the assets or part thereof leased (as determined in good faith by our Board of Directors) either to:

          o the retirement (or open market purchase) of senior debt securities, our other long-term Indebtedness ranking on a parity with or senior to the senior debt securities or long-term Indebtedness of a cable guarantor; or

          o the purchase by us or any cable guarantor of other property, plant or equipment related to our business or the business of any cable guarantor having a value at least equal to the value of the assets or part thereof leased.

     This provision and the provision described under "-- Limitation on Liens Securing Indebtedness" do not apply to any of our subsidiaries other than the cable guarantors.

     "Capitalized Lease" means, as applied to any person, any lease of any property (whether real, personal, or mixed) of which the discounted present value of the rental obligations of such person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such person; and "Capitalized Lease Obligation" is defined to mean the rental obligations, as aforesaid, under such lease.

     "Capital Stock" means, with respect to any person, any and all shares, interests, participations, or other equivalents (however designated, whether voting or non-voting) of such person's capital stock or other ownership interests, whether now outstanding or issued after the date of hereof, including, without limitation, all common stock and preferred stock.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement, or other similar agreement or arrangement designed to protect against the fluctuation in currency values.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of determination, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained in the senior indenture shall be computed in conformity with GAAP applied on a consistent basis.

     "Guarantee" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness or other obligation of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such person:

     o to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities, or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

     o entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

     The term "Guarantee" used as a verb has a corresponding meaning.

     "Indebtedness" means, with respect to any person at any date of determination (without duplication):

     o   all indebtedness of such person for borrowed money;

     o all obligations of such person evidenced by bonds, debentures, notes, or other similar instruments;

     o all obligations of such person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

     o all obligations of such person to pay the deferred and unpaid purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

     o   all obligations of such person as lessee under Capitalized Leases;

     o all Indebtedness of other persons secured by a Lien on any asset of such person, whether or not such Indebtedness is assumed by such person; provided that the amount of such Indebtedness shall be the lesser of:

          o   the fair market value of such asset at such date of determination;
              and

          o   the amount of such Indebtedness;

     o all Indebtedness of other persons Guaranteed by such person to the extent such Indebtedness is Guaranteed by such person;

     o to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

     The amount of Indebtedness of any person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided:

     o that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP; and

     o that Indebtedness shall not include any liability for federal, state, local, or other taxes.

     "Interest Rate Agreements" means any obligations of any person pursuant to any interest rate swaps, caps, collars, and similar arrangements providing protection against fluctuations in interest rates. For purposes of the senior indenture, the amount of such obligations shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such person, based on the assumption that such obligation had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such obligation provides for the netting of amounts payable by and to such person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such person, then in each such case, the amount of such obligations shall be the net amount so determined, plus any premium due upon default by such person.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of the senior indenture, we or any cable guarantor shall be deemed to own subject to a Lien any asset acquired or held subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Permitted Liens" means:

     o any Lien on any asset incurred prior to the date of the senior indenture;

     o any Lien on any assets acquired after the date of the senior indenture (including by way of merger or consolidation) by us or any cable guarantor, which Lien is created, incurred or assumed contemporaneously with such acquisition, or within 270 days thereafter, to secure or provide for the payment or financing of any part of the purchase price thereof, or any Lien upon any assets acquired after the date of the senior indenture existing at the time of such acquisition (whether or not assumed by us or any cable guarantor), provided that any such Lien shall attach only to the assets so acquired;

     o   any Lien on any assets in favor of us or any cable guarantor;

     o any Lien on assets incurred in connection with the issuance of tax-exempt governmental obligations (including, without limitation, industrial revenue bonds and similar financing);

     o any Lien granted by any cable guarantor on assets to the extent limitations on the incurrence of such Liens are prohibited by any agreement to which such cable guarantor is subject as of the date of the senior indenture; and

     o any renewal of or substitution for any Lien permitted by any of the preceding bullet points, including any Lien securing reborrowing of amounts previously secured within 270 days of the repayment thereof, provided that no such renewal or substitution shall extend to any assets other than the assets covered by the Lien being renewed or substituted.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any person or to which any such person is a party, providing for the leasing to us or a cable guarantor of any property, whether owned by us or such cable guarantor at the date of the original issuance of the debt securities or later acquired, which has been or is to be sold or transferred by us or such cable guarantor to such person or to any other person by whom funds have been or are to be advanced on the security of such property.

     Financial Information. We will file, whether or not required to do so under applicable law, with the trustee, within 15 days after being required to file the same under the Securities Exchange Act of 1934, copies of the annual reports and the information, documents and other reports to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. We intend to file all such reports, information and documents with the SEC, whether or not required by
Section 13 or 15(d), and will send copies to the trustee within such 15-day period.

     Consolidation, Merger and Sale of Assets. The senior indenture will restrict our ability to consolidate with, merge with or into, or sell, convey, transfer, lease, or otherwise dispose of all or substantially all of our property and assets as an entirety or substantially an entirety in one transaction or a series of related transactions to any person (other than a consolidation with or merger with or into or a sale, conveyance, transfer, lease or other disposition to a wholly-owned subsidiary with a positive net worth; provided that, in connection with any merger of us and a wholly-owned subsidiary, no consideration other than common stock in the surviving person shall be issued or distributed to our stockholders) or permit any person to merge with or into such party unless:

     o we are the continuing person or the person formed by such consolidation or into which such party is merged or that acquired or leased such property and assets shall be a corporation or limited liability company organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of our obligations on all of the senior debt securities and under the senior indenture;

     o immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing; and

     o we deliver to the trustee an officers' certificate and opinion of counsel, in each case stating that such consolidation, merger, or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for in the senior indenture and notes relating to such transaction have been complied with;

provided, however, that the foregoing limitations will not apply if, in the good faith determination of our board of directors set forth in a board resolution, the principal purpose of such transaction is to change the state of incorporation of such party; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

     Upon any express assumption of our obligations as described above, we will be released and discharged from all obligations and covenants under the senior indenture and all the senior debt securities.

     The senior indenture and the cable guarantees do not limit the ability of any cable guarantor to consolidate with or merge into or sell all or substantially all its assets. Upon the sale or disposition of any cable guarantor (whether by merger, consolidation, the sale of its capital stock or the sale of all or substantially all of its assets) to any person, that cable guarantor will be deemed released from all its obligations under the senior indenture and its cable guarantee.

   Events of Default

     For purposes of this section, the term "Obligor" shall mean each of us, Comcast Cable, Comcast Cable Communications Holdings, Comcast Cable Holdings and Comcast MO Group, in each case excluding such entity's subsidiaries.

     An event of default for a series of senior debt securities is defined under the senior indenture as being:

     (1) a default by any Obligor in the payment of principal or premium on the senior debt securities of such series when the same becomes due and payable whether at maturity, upon acceleration, redemption or otherwise;

     (2) a default by any Obligor in the payment of interest on the senior debt securities of such series when the same becomes due and payable, if that default continues for a period of 30 days;

     (3) default by any Obligor in the performance of or breach by any Obligor of any of its other covenants or agreements in the senior indenture applicable to all the senior debt securities or applicable to the senior debt securities of any series and that default or breach continues for a period of 30 consecutive days after written notice is received from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of all affected series;

     (4) any cable guarantee is not (or is claimed by any cable guarantor not to be) in full force and effect;

     (5) a court having jurisdiction enters a decree or order for:

         o relief in respect of any Obligor in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect;

         o appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Obligor for any substantial part of such party's property and assets; or

         o    the winding up or liquidation of any Obligor's affairs

and such decree or order shall remain unstayed and in effect for a period of 180 consecutive days; or

     (6) any Obligor:

         o commences a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law;

         o consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of such party or for any substantial part of such party's property; or

         o    effects any general assignment for the benefit of creditors.

     A default under any Obligor's other indebtedness is not a default under the senior indenture.

     If an event of default other than an event of default specified in clauses
(5) and (6) above occurs with respect to an issue of senior debt securities and is continuing under the senior indenture, then, and in each and every such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such senior debt securities then outstanding under the senior indenture by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest, if any, on such senior debt securities to be immediately due and payable. The amount due upon acceleration shall include only the original issue price of the senior debt securities and accrued to the date of acceleration and accrued interest, if any. Upon a declaration of acceleration, such principal amount of and accrued interest, if any, on such senior debt securities shall be immediately due and payable. If an event of default specified in clauses (5) and (6) above occurs with respect to any Obligor, the principal amount of and accrued interest, if any, on each issue of senior debt securities then outstanding shall be and become immediately due and payable without any notice or other action on the part of the trustee or any holder.

     Upon certain conditions such declarations may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of an issue of senior debt securities that has been accelerated. Furthermore, subject to various provisions in the senior indenture, the holders of at least a majority in aggregate principal amount of an issue of senior debt securities by notice to the trustee may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt securities. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. For information as to the waiver of defaults, see "-- Modification and Waiver."

     The holders of at least a majority in aggregate principal amount of an issue of senior debt securities may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such issue of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such issue of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

     o the holder gives the trustee written notice of a continuing event of default;

     o the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

     o the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability, or expense;

     o the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

     o during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

     These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of, premium, if any, or interest on such senior debt security, or to bring suit for the enforcement of any such payment, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

     The senior indenture will require certain of our officers to certify, on or before a date not more than 120 days after the end of each fiscal year, as to their knowledge of our compliance with all conditions and covenants under the senior indenture, such compliance to be determined without regard to any period of grace or requirement of notice provided under the senior indenture.

   Discharge and Defeasance

     The senior indenture provides that, except as otherwise provided in this paragraph, we may discharge our obligations with respect to an issue of senior debt securities and the senior indenture with respect to that series of senior debt securities if:

     o the senior debt securities of the affected series previously authenticated and delivered with certain exceptions, have been delivered to the trustee for cancellation and we have paid all sums payable under the senior indenture; or

     o the senior debt securities of the affected series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption and:

         o we irrevocably deposit in trust with the trustee, as trust funds solely for the benefit of the holders of the senior debt securities of the affected series, for that purpose, money or U.S. government obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee), without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay principal of and interest on the senior debt securities of the affected series to maturity or redemption, as the case may be, and to pay all other sums payable by it under the senior indenture; and

          o we deliver to the trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the senior indenture relating to the satisfaction and discharge of the senior indenture with respect to the senior debt securities of the affected series have been complied with.

     With respect to all senior debt securities which have been delivered to the trustee for cancellation and for which have been paid all sums payable by us under the senior indenture, only our obligations to compensate and indemnify the trustee and our right to recover excess money held by the trustee under the senior indenture shall survive. With respect to senior debt securities which mature within one year or are to be called for redemption within one year under redemption arrangements deemed appropriate by the trustee, only our obligations with respect to the issue of defeased senior debt securities to execute and deliver such senior debt securities for authentication, to set the terms of such senior debt securities, to maintain an office or agency in respect of such senior debt securities, to have moneys held for payment in trust, to register the transfer or exchange of such senior debt securities, to deliver such senior debt securities for replacement or cancellation, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover excess money held by the trustee shall survive until such senior debt securities are no longer outstanding. Thereafter, only our obligations to compensate and indemnify the trustee, and our right to recover excess money held by the trustee shall survive.

     The senior indenture also provides that, except as otherwise provided in this paragraph, we:

     o will be deemed to have paid and will be discharged from any and all obligations in respect of a series of senior debt securities, and the provisions of the senior indenture and the cable guarantees will no longer be in effect with respect to those senior debt securities ("legal defeasance"); and

     o may omit to comply with any term, provision or condition of the senior indenture described above under "-- Certain Covenants" and such omission shall be deemed not to be an event of default under the third clause of the first paragraph of "-- Events of Default" with respect to that series of senior debt securities ("covenant defeasance");

provided that the following conditions shall have been satisfied:

     o we have irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the senior debt securities of such series, for payment of the principal of and interest on the senior debt securities of such series, money or U.S. government obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay and discharge the principal of and accrued interest on the senior debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the trustee), as the case may be;

     o such deposit will not result in a breach or violation of, or constitute a default under, the senior indenture, the cable guarantees or any other material agreement or instrument to which we are a party or by which we are bound;

     o no default or event of default with respect to the senior debt securities of such series shall have occurred and be continuing on the date of such deposit;

     o   we shall have delivered to the trustee:

          o either an opinion of counsel that the holders of the senior debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of our exercising our option under this provision of the senior indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (which opinion, in the case of a legal defeasance, shall be based upon a change in law) or a ruling directed to the trustee received from the Internal Revenue Service to the same effect; and

          o an opinion of counsel that the holders of the senior debt securities of such series have a valid security interest in the trust funds subject to no prior liens under the Uniform Commercial Code; and

     o we have delivered to the trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the senior indenture relating to the defeasance contemplated of the senior debt securities of such series have been complied with.

     Subsequent to legal defeasance under the first bullet point above, our obligations with respect to the issue of defeased senior debt securities to execute and deliver such senior debt securities for authentication, to set the terms of such senior debt securities, to maintain an office or agency in respect of such senior debt securities, to have moneys held for payment in trust, to register the transfer or exchange of such senior debt securities, to deliver such senior debt securities for replacement or cancellation, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover excess money held by the trustee shall survive until such senior debt securities are no longer outstanding. After such senior debt securities are no longer outstanding, in the case of legal defeasance under the first bullet point above, only our obligations to compensate and indemnify the trustee and our right to recover excess money held by the trustee shall survive.

   Modification and Waiver

     We and the trustee may amend or supplement the senior indenture or the senior debt securities without notice to or the consent of any holder:

     o to cure any ambiguity, defect, or inconsistency in the senior industry; provided that such amendments or supplements shall not adversely affect the interests of the holders in any material respect;

     o to comply with the provisions described under "--Certain Covenants-- Consolidation, Merger and Sale of Assets;"

     o to comply with any requirements of the SEC in connection with the qualification of the senior indenture under the Trust Indenture Act;

     o to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

     o to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

     o to provide for uncertificated notes and to make all appropriate changes for such purpose;

     o to make any change that does not adversely affect the rights of any holder;

     o to add to its covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

     o to make any change so long as no senior debt securities are outstanding.

     Subject to certain conditions, without prior notice to any holder of senior debt securities, modifications and amendments of the senior indenture may be made by us and the trustee with respect to any series of senior debt securities with the written consent of the holders of a majority in principal amount of the affected series of senior debt securities, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived by written notice to the trustee by the holders of a majority in principal amount of the affected series of senior debt securities outstanding; provided, however, that each affected holder must consent to any modification, amendment or waiver that:

     o changes the stated maturity of the principal of, or any installment of interest on, the senior debt securities of the affected series;

     o reduces the principal amount of, or premium, if any, or interest on, the senior debt securities of the affected series;

     o changes the place or currency of payment of principal of, or premium, if any, or interest on, the senior debt securities of the affected series;

     o changes the provisions for calculating the optional redemption price, including the definitions relating thereto;

     o changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment of the senior debt securities of the affected series on or after the due date therefor;

     o reduces the above-stated percentage of outstanding senior debt securities of the affected series the consent of whose holders is necessary to modify or amend or to waive certain provisions of or defaults under the senior indenture;

     o waives a default in the payment of principal of, premium, if any, or interest on the senior debt securities; or

     o modifies any of the provisions of this paragraph, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of the series affected by the modification.

     It is not necessary for the consent of the holders under the senior indenture to approve the particular form of any note amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under the senior indenture becomes effective, notice must be given to the holders affected thereby briefly describing the amendment, supplement, or waiver. Supplemental indentures will be mailed to holders upon request. Any failure to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

   No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

     The senior indenture provides that no recourse shall be had under or upon any obligation, covenant, or agreement of ours or the cable guarantors in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any incorporator, stockholder, officer, director, employee of ours or any cable guarantor or of any successor person thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

   Concerning the Trustee

     The senior indenture provides that, except during the continuance of a default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.


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


   Governing Law

     The senior indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

   The Trustees

     We may have normal banking relationships with the trustee under the senior indenture in the ordinary course of business.

Certain Terms of the Subordinated Debt Securities

     Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination, or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

   Subordination

     The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all our Senior Indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities is to be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

     The subordination provisions also apply in the same way to each cable guarantor with respect to the Senior Indebtedness of such cable guarantor.

     The term "Senior Indebtedness" of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding today or incurred by that person in the future:

     o all of the indebtedness of that person for money borrowed, including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (2) existing on property at the time that person acquires it;

     o all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

     o all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

     o all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assume or guarantee or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

     o all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities, and any unsubordinated guarantee obligations of ours or any cable guarantor to which we and the cable guarantors are a party, including the cross guarantees, constitute Senior Indebtedness for purposes of the subordinated debt indenture.

Convertible Debt Securities

     The terms, if any, on which debt securities being offered may be exchanged for or converted into other debt securities or shares of preferred stock, Class A Common Stock or Class A Special Common Stock or other securities or rights of ours (including rights to receive payments in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing will be set forth in the prospectus supplement for such debt securities being offered.

     Unless otherwise indicated in the prospectus supplement, the following provisions will apply to debt securities being offered that may be exchanged for or converted into capital stock:

     The holder of any debt securities convertible into capital stock will have the right exercisable at any time during the time period specified in the prospectus supplement, unless previously redeemed by us, to convert such debt securities into shares of capital stock, which may include preferred stock, Class A Common Stock or Class A Special Common Stock, as specified in the prospectus supplement, at the conversion rate for each $1,000 principal amount of debt securities set forth in the prospectus supplement, subject to adjustment.

     The holder of a convertible debt security may convert a portion thereof which is $1,000 or any integral multiple of $1,000. In the case of debt securities called for redemption, conversion rights will expire at the close of business on the business day prior to the date fixed for the redemption as may be specified in the prospectus supplement, except that in the case of redemption at the option of the debt security holder, if applicable, such right will terminate upon receipt of written notice of the exercise of such option.

     Unless the terms of the specific debt securities being offered provide otherwise, in certain events, the conversion rate will be subject to adjustment as set forth in the indentures. Such events include:

     o the issuance of shares of any class of capital stock of ours as a dividend on the class of capital stock into which the debt securities of such series are convertible;

     o subdivisions, combinations and reclassifications of the class of capital stock into which debt securities of such series are convertible;

     o the issuance to all holders of the class of capital stock into which debt securities of such series are convertible of rights or warrants entitling the debt security holders (for a period not exceeding 45 days) to subscribe for or purchase shares of such class of capital stock at a price per share less than the current market price per share of such class of capital stock;

     o the distribution to all holders of the class of capital stock into which debt securities of such series are convertible of evidences of indebtedness of ours or of assets or subscription rights or warrants (other than those referred to above); and

     o   distributions of cash in excess of certain threshold amounts.

     In the case of cash dividends in excess of threshold amounts, we may, at our option, choose to set aside the amount of such distribution in cash for distribution to the holder upon conversion rather than adjust the conversion rate; we do not intend to pay interest on the cash set aside.

     No adjustment of the conversion rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such rate. Fractional shares of capital stock will not be issued upon conversion but, in lieu thereof, we will pay a cash adjustment. Convertible debt securities surrendered for conversion between the record date for an interest payment, if any, and the interest payment date, except convertible debt securities called for redemption on a redemption date during such period, must be accompanied by payment of an amount equal to the interest thereon which the registered holder is to receive.


                             DESCRIPTION OF WARRANTS

General

     We may issue warrants to purchase securities or other securities or rights of ours, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, or securities of other issuers or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The following sets forth certain general terms and provisions of the warrants offered hereby. Further terms of the warrants and the applicable warrant agreement are set forth in the applicable prospectus supplement.

     The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

     o   the title of such warrants;

     o   the aggregate number of such warrants;

     o   the price or prices at which such warrants will be issued;

     o the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

     o the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, or securities of other issuers or any combination of the foregoing, purchasable upon exercise of such warrants;

     o the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

     o the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

     o if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

     o if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

     o if applicable, the date on and after which such warrants and the related securities will be separately transferable;

     o   information with respect to book-entry procedures, if any;

     o if applicable, a discussion of certain United States Federal income tax considerations;

     o if applicable, the identity of any of our cable subsidiaries guaranteeing our obligations with respect to such warrants; and

     o any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.


                        DESCRIPTION OF PURCHASE CONTRACTS

     We may issue purchase contracts for the purchase or sale of:

     o our securities or securities of an entity unaffiliated or affiliated with us, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

     o   currencies or composite currencies; or

     o   commodities.

     Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, all as set forth in the applicable prospectus supplement. We must, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value thereof or, in the case of underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities, any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract and, if applicable, the identity of any of our cable subsidiaries guaranteeing our obligations with respect to such purchase contracts.

     Purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, the pre-paid purchase contracts will be issued under one of the indentures.


                              DESCRIPTION OF UNITS

     As specified in the applicable prospectus supplement, units will consist of one or more purchase contracts, warrants, debt securities, preferred stock, Class A Common Stock or Class A Special Common Stock or any combination thereof. Reference is made to the applicable prospectus supplement for:

     o all terms of the units and of the purchase contracts, warrants, debt securities, shares of preferred stock, shares of Class A Common Stock or shares of Class A Special Common Stock, or any combination thereof, comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately;

     o   a description of the terms of any unit agreement governing the units;

     o if applicable, a description of any guarantee by any of our subsidiaries of our obligations under the units; and

     o a description of the provisions for the payment, settlement, transfer or exchange of the units.


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


                                GLOBAL SECURITIES

     We may issue the debt securities, warrants, purchase contracts and units of any series in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary identified in the prospectus supplement relating to such series and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered securities of the series to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for securities in definitive registered form, the global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any of its nominees to a successor of the depositary or a nominee of such successor.

     The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a global security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

     Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security known as "participants" or persons that may hold interests through such participants. Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities represented by such global security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such securities. Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.

     So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable indenture, warrant agreement, purchase contract or unit agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for such global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, warrant agreement, purchase contract or unit agreement, the depositary for such global security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

     Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, purchase contracts or units represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such global security. None of us, the trustees, the warrant agents, the unit agents or any of our other agents, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We expect that the depositary for any securities represented by a global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or commodities to holders in respect of such global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in such global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

     If the depositary for any securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and we do not appoint a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 within 90 days, we will issue such securities in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more global securities and, in such event, will issue securities of such series in definitive form in exchange for all of the global security or securities representing such securities. Any securities issued in definitive form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee, warrant agent or other relevant agent of ours. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such global security.


                         DESCRIPTION OF PREFERRED STOCK

     Our board of directors is authorized to issue in one or more series up to a maximum of 20,000,000 shares of preferred stock, without par value. The shares can be issued with such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion or exchange rights and other special or relative rights as the board of directors shall from time to time fix by resolution. The dividend, voting, conversion, exchange, repurchase and redemption rights, if applicable, the liquidation preference, and other specific terms of each series of the preferred stock will be set forth in the prospectus supplement.

     The applicable prospectus supplement will describe the following terms to the extent that they may apply to an issuance of preferred stock in respect of which this prospectus is being delivered:

     o the specific designation, number of shares, seniority and purchase price;

     o   any liquidation preference per share;

     o   any date of maturity;

     o   any redemption, repayment or sinking fund provisions;

     o any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined);

     o   any voting rights;

     o if other than the currency of the United States of America, the currency or currencies including composite currencies in which such preferred stock is denominated and/or in which payments will or may be payable;

     o the method by which amounts in respect of such preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

     o whether the preferred stock is convertible or exchangeable and, if so, the securities or rights into which such preferred stock is convertible or exchangeable, and the terms and conditions upon which such conversions or exchanges will be effected including the initial conversion or exchange prices or rates, the conversion or exchange period and any other related provisions;

     o the place or places where dividends and other payments on the preferred stock will be payable; and

     o any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

     As described under "Description of Depositary Shares," we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest (to be specified in the prospectus supplement relating to the particular series of the preferred stock) in a share of the particular series of the preferred stock issued and deposited with a bank or trust company selected by us as the depositary.

     All shares of preferred stock offered hereby, or issuable upon conversion, exchange or exercise of securities, will, when issued, be fully paid and non-assessable. We have been advised that the preferred stock will be exempt from existing Pennsylvania personal property tax.


                        DESCRIPTION OF DEPOSITARY SHARES

     The description set forth below and in any prospectus supplement of certain provisions of the deposit agreement and of the depositary shares and depositary receipts does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of deposit agreement and form of depositary receipts relating to each series of the preferred stock.

General

     We may, at our option, elect to have shares of preferred stock be represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company selected by us as the depositary. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of shares of preferred stock underlying such depositary share, to all the rights and preferences of the preferred stock underlying such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

     The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

     Unless otherwise specified in the prospectus supplement, a holder of depositary shares is not entitled to receive the shares of preferred stock underlying the depositary shares.

Dividends and Other Distributions

     The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares representing such preferred stock in proportion to the numbers of such depositary shares owned by such holders on the relevant record date.

     In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto or the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

     The deposit agreement also contains provisions relating to the manner in which any subscription or similar rights offered by us to holders of preferred stock shall be made available to holders of depositary shares.

Conversion and Exchange

     If any preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in the prospectus supplement relating thereto, each record holder of depositary shares will have the right or obligation to convert or exchange such depositary shares pursuant to the terms thereof.

Redemption of Depositary Shares

     If preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. Whenever we redeem preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by us.

     After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price payable upon such redemption. Any funds deposited by us with the depositary for any depositary shares which the holders thereof fail to redeem shall be returned to us after a period of two years from the date such funds are so deposited.

Voting

     Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so.

Amendment of the Deposit Agreement

     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary, provided, however, that any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding.

Charges of Depositary

     We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any exchange or redemption of the preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.


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


Miscellaneous

     We, or at our option, the depositary, will forward to the holders of depositary shares all reports and communications from us which we are required to furnish to the holders of preferred stock.

     Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstances beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of our duties thereunder and we and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary share or preferred stock unless satisfactory indemnity has been furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary; Termination of the Deposit Agreement

     The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary will be appointed by us within 60 days after delivery of the notice of resignation or removal. The deposit agreement may be terminated at our direction or by the depositary if a period of 90 days shall have expired after the depositary has delivered to us written notice of its election to resign and a successor depositary shall not have been appointed. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver preferred stock certificates, together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary shall deliver all books, records, certificates evidencing preferred stock, depositary receipts and other documents relating to the subject matter of the depositary agreement to us.


                           DESCRIPTION OF COMMON STOCK

     The statements made under this caption include summaries of certain provisions contained in our articles of incorporation and by-laws. These statements do not purport to be complete and are qualified in their entirety by reference to such articles of incorporation and by-laws.

     We have three classes of common stock outstanding: Class A Common Stock, $0.01 par value per share; Class A Special Common Stock, $0.01 par value per share; and Class B Common Stock, $0.01 par value per share. There are currently authorized 7.5 billion shares of Class A Common Stock, 7.5 billion shares of Class A Special Common Stock and 75 million shares of Class B Common Stock. At the close of business on December 13, 2002 there were outstanding 1.355 billion shares of Class A Common Stock, 930.6 million shares of Class A Special Common Stock and 9.4 million shares of Class B Common Stock.

Dividends

     Subject to the preferential rights of any preferred stock then outstanding, Holders of our Class A Common Stock, Class A Special Common Stock, and Class B Common Stock are entitled to receive, from time to time, when, as and if declared, in the discretion of our Board, such cash dividends as our Board may from time to time determine, out of such funds as are legally available therefore, in proportion to the number of shares held by them, respectively, without regard to class.

     Holders of our Class A Common Stock, Class A Special Common Stock, and Class B Common Stock will also be entitled to receive, from time to time, when, as and if declared by our Board, such dividends of our stock or other property as our Board may determine, out of such funds as are legally available therefore. However, stock dividends on, or stock splits of, any class of common stock will not be paid or issued unless paid or issued on all classes of our common stock, in which case they will be paid or issued only in shares of that class; provided, however, that stock dividends on, or stock splits of, our Class B Common Stock may also be paid or issued in shares of our Class A Special Common Stock.

     We do not intend to pay dividends on our common stock for the foreseeable future.

Voting Rights

     Except as required by law, holders of our Class A Special Common Stock are not be entitled to vote. When holders of our Class A Special Common Stock are entitled to vote by applicable law, each share of our Class A Special Common Stock has the same number of votes as each share of our Class A Common Stock.

     On all matters submitted for a vote of holders of all classes of our voting stock, holders of our Class A Common Stock in the aggregate hold 66 2/3% of the aggregate voting power of our capital stock as of completion of the AT&T Comcast transaction.

     Each share of our Class A Common Stock has the number of votes equal to a quotient the numerator of which is the excess of (1) the Total Number of Votes (as defined below in this paragraph) over (2) the sum of (A) the Total Number of B Votes (as defined below in this paragraph) and (B) the Total Number of Other Votes (as defined below in this paragraph) and the denominator of which is the number of outstanding shares of our Class A Common Stock. "Total Number of Votes" on any record date is equal to a quotient the numerator of which is the Total Number of B Votes on such record date and the denominator of which is the B Voting Percentage (as defined below in this paragraph) on such record date. "Total Number of B Votes" on any record date is equal to the product of (1) 15 and (2) the number of outstanding shares of our Class B Common Stock on such record date. "Total Number of Other Votes" on any record date means the aggregate number of votes to which holders of all classes of our capital stock other than holders of our Class A Common Stock and our Class B Common Stock are entitled to cast on such record date in an election of directors. "B Voting Percentage" on any record date means the portion (expressed as a percentage) of the total number of votes to which all holders of our Class B Common Stock are entitled to cast on such record date in an election of directors. Initially, the B Voting Percentage will be 33 1/3%.

     If the number of shares of our Class A Common Stock or our Class B Common Stock outstanding is reduced for any reason (e.g., by repurchase or, in the case of our Class B Common Stock only, conversion), the aggregate voting power of the applicable class of our capital stock will be proportionately reduced. If additional shares of our Class A Common Stock or our Class B Common Stock are issued, the relative aggregate voting power of the two classes of our common stock will change (based on the principle that each share of our Class B Common Stock will be entitled to 15 times the vote of each share of our Class A Common Stock) to the extent such issuance is disproportionate as between the relative number of shares of the two classes outstanding prior to the issuance, but the combined aggregate voting power of the two classes of stock will remain constant at approximately 38 47/100% (except to the extent there has been a reduction in the aggregate voting power of either class of stock as described in the preceding sentence).

     Subject to the next sentence, on all matters submitted for a vote of holders of one or more classes of our voting stock, holders of our Class B Common Stock in the aggregate will hold 33 1/3% of the aggregate voting power of our capital stock, regardless of the number of shares of our Class A Common Stock or any other class of our capital stock outstanding at any time. If the number of shares of our Class B Common Stock outstanding is reduced for any reason (e.g., by repurchase or conversion), the aggregate voting power of our Class B Common Stock will be proportionately reduced.

     Each share of our Class B Common Stock has 15 votes.


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


Approval Rights

     Except as required by law, holders of Class A Special Common Stock and Class A Common Stock have no specific approval rights over any corporate actions.

     Holders of our Class B Common Stock have an approval right over (1) any merger of us with another company or any other transaction, in each case that requires our shareholders' approval under applicable law, or any other transaction that would result in any person or group owning shares representing in excess of 10% of the aggregate voting power of the resulting or surviving corporation, or any issuance of securities (other than pursuant to director or officer stock option or purchase plans) requiring our shareholders' approval under the rules and regulations of any stock exchange or quotation system; (2) any issuance of our Class B Common Stock or any securities exercisable or exchangeable for or convertible into our Class B Common Stock; and (3) charter or bylaw amendments (such as a charter amendment to opt in to any of the Pennsylvania antitakeover statutes) and other actions (such as the adoption, amendment or redemption of a shareholder rights plan) that limit the rights of holders of our Class B Common Stock or any subsequent transferee of our Class B Common Stock to transfer, vote or otherwise exercise rights with respect to our capital stock.

Principal Shareholder

     Brian L. Roberts, our CEO and President, through his control of BRCC Holdings LLC and certain trusts, which own all outstanding shares of our Class B Common Stock, holds a nondilutable 33 1/3% of the combined voting power of our stock and also has separate approval rights over certain material transactions involving us, as described above under "--Approval Rights." The Class B Common Stock is convertible on a share-for-share basis into Class A Common Stock or Class A Special Common Stock. As of December 13, 2002, if BRCC Holdings LLC, the trusts and Mr. Roberts were to convert the Class B Common Stock which they are deemed to beneficially own into Class A Common Stock, Mr. Roberts would beneficially own 9,445,731 shares of Class A Common Stock, which is approximately 0.7% of the Class A Common Stock that would be outstanding after the conversion.

Conversion of Class B Common Stock

     The Class B Common Stock is convertible share for share into either the Class A Common Stock or the Class A Special Common Stock.

Preference on Liquidation

     In the event of our liquidation, dissolution or winding up, either voluntary or involuntary, the holders of Class A Special Common Stock, Class A Common Stock and Class B Common Stock are entitled to receive, subject to any liquidation preference of any preferred stock then outstanding, our remaining assets, if any, in proportion to the number of shares held by them without regard to class.

Mergers, Consolidations, Etc.

     Our charter provides that if in a transaction such as a merger, consolidation, share exchange or recapitalization holders of each class of our common stock outstanding on completion of the AT&T Comcast transaction do not receive the same consideration for each of their shares of our common stock (i.e., the same amount of cash or the same number of shares of each class of stock issued in the transaction in proportion to the number of shares of our common stock held by them, respectively, without regard to class), holders of each such class of our common stock will receive "mirror" securities (i.e., shares of a class of stock having substantially equivalent rights as the applicable class of our common stock).

Miscellaneous

     The holders of Class A Special Common Stock, Class A Common Stock and Class B Common Stock do not have any preemptive rights. All shares of Class A Special Common Stock, Class A Common Stock and Class B Common Stock presently outstanding are, and all shares of the Class A Special Common Stock and Class A

Common Stock offered hereby, or issuable upon conversion, exchange or exercise of securities offered hereby, will, when issued, be, fully paid and non-assessable. We have been advised that the Class A Special Common Stock and Class A Common Stock are exempt from existing Pennsylvania personal property tax.

     The transfer agent and registrar for our Class A Special Common Stock and Class A Common Stock is Equiserve, 525 Washington Blvd., Jersey City, New Jersey 07310. Their telephone number is (888) 883-8903.


                     DESCRIPTION OF SHAREHOLDER RIGHTS PLAN

     The following description of the material terms of a rights agreement with respect to a shareholder rights plan which we entered into in connection with the completion of the AT&T Comcast transaction is qualified by reference to the terms of the rights agreement, which is included as an exhibit to the registration statement of which this prospectus is a part.

     The Rights. Pursuant to the rights agreement, our board declared on November 18, 2002 a dividend of one preferred stock purchase right (the "Rights") for each outstanding share of our Class A Common Stock, Class A Special Common Stock, and Class B Common Stock payable to holders of record at 3:40 p.m., New York City time, on November 18, 2002.

     After giving effect to the closing of AT&T Comcast transaction on November 18, 2002, (i) there were outstanding approximately 1.355 billion shares of Class A Common Stock, 9.4 million shares of Class B Common Stock and 930.6 million shares of Class A Special Common Stock and (ii) there was reserved for issuance under the Company's stock option plans 95.8 million shares of Class A Common Stock and 66.2 million shares of Class A Special Common Stock. Each outstanding share of Common Stock at 3:40 p.m., New York City time, on the record date will receive one Right. Shares of Common Stock issued after the record date and prior to the Distribution Date will be issued with a Right attached so that all shares of Common Stock outstanding prior to the Distribution Date will have Rights attached. 2.5 million shares of Preferred Stock have been reserved for issuance upon exercise of the Rights.

     Rights holders have no rights as a shareholder of the Company, including the right to vote or to receive dividends.

     The rights agreement includes antidilution provisions designed to prevent efforts to diminish the effectiveness of the Rights.

     The transferability and exercisability of the Rights will depend on whether a "Distribution Date" has occurred. A Distribution Date generally means the earlier of (1) the close of business on the tenth day after a public announcement that any person or group has become an "Acquiring Person" and (2) the close of business on the tenth business day after the date of the commencement of a tender or exchange offer by any person that could result in such person becoming an Acquiring Person. An Acquiring Person generally means any person or group (other than any holder of our Class B common stock or any of such holder's affiliates) who becomes the beneficial owner of our voting capital stock that represents 10% or more of the total number of votes that holders of our capital stock are entitled to cast with respect to any matter presented for a shareholder vote.

     Transferability. Prior to the Distribution Date, (1) the Rights will be evidenced by the certificates of the relevant underlying common stock and the registered holders of the common stock shall be deemed the registered holders of the associated Rights and (2) the Rights will be transferable only in connection with transfers of shares of the underlying common stock. After the Distribution Date, the rights agent will mail separate certificates evidencing the Rights to each holder of the relevant underlying common stock as of the close of business on the Distribution Date. Thereafter, the Rights will be transferable separately from the common stock.

     Exercisability. The Rights will not be exercisable prior to the Distribution Date. After the Distribution Date, but prior to the occurrence of an event described below under "--'Flip In' Feature" or "--'Flip Over' Feature," each

Right will be exercisable to purchase for $125 one one-thousandth of a share of our Series A Participating Cumulative Preferred Stock.

     "Flip In" Feature. If any person becomes an Acquiring Person, each holder of a Right, except for the Acquiring Person or certain affiliated persons, will have the right to acquire, instead of one one-thousandth of a share of our Series A Participating Cumulative Preferred Stock, a number of shares of our Class A common stock, in each case having a market value equal to twice the exercise price of the Right. For example, if an initial purchase price of $125 were in effect on the date that the flip in feature of the Rights were exercised, any holder of a Right, except for the person that has become an Acquiring Person or certain affiliated persons, could exercise his or her Right by paying to us $125 in order to receive shares of our Class A common stock having a value equal to $250.

     "Exchange" Feature. At any time after a person becomes an Acquiring Person (but before any person becomes the beneficial owner of our voting capital stock representing 50% or more of the total number of votes which holders of our capital stock are entitled to cast with respect to any matter presented for a shareholder vote), our Board may exchange all or some of the Rights, except for those held by any Acquiring Person or certain affiliated persons, for our Class A common stock at an exchange ratio of one share of our Class A common stock for each Right. Use of this exchange feature means that eligible Rights holders would not have to pay cash before receiving shares of our Class A common stock.

     "Flip Over" Feature. If, after a person becomes an Acquiring Person, (1) we are involved in a merger or other business combination in which we are not the surviving corporation or any of our common stock is exchanged for other securities or assets or (2) we and/or one or more of our subsidiaries sell or transfer assets or earning power aggregating 50% or more of the assets or earning power of us and/or our subsidiaries, then each Right will entitle the holder, except for any Acquiring Person or certain affiliated persons, to purchase a number of shares of common stock of the other party to the transaction having a value equal to twice the exercise price of the Right.

     Redemption of Rights. Our Board may redeem all of the Rights at a price of $0.001 per Right at any time prior to the time that any person becomes an Acquiring Person. The right to exercise will terminate upon redemption, and at that time, holders of the Rights will have the right to receive only the redemption price for each Right they hold.

     Amendment of Rights. For so long as the Rights are redeemable, the rights agreement may be amended in any respect. At any time when the Rights are no longer redeemable, the rights agreement may be amended in any respect that does not adversely affect Rights holders (other than any Acquiring Person and certain affiliated persons), cause the rights agreement to become amendable except as set forth in this sentence or cause the Rights again to become redeemable.

     Expiration of Rights. If not previously exercised or redeemed, the Rights will expire on November 18, 2012, unless earlier exchanged.

     Anti-Takeover Effects. The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person that attempts to acquire us without a condition to such an offer that a substantial number of the Rights be acquired or that the Rights be redeemed or declared invalid. The Rights should not interfere with any merger or other business combination approved by our Board since the Rights may be redeemed by us as described above.

     Taxation. While the dividend of the Rights will not be taxable to stockholders or to us, stockholders or we may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable as set forth above.

     Series A Preferred Stock. In connection with the creation of the Rights, our Board authorized the issuance of shares of our preferred stock designated as our Series A Participating Cumulative Preferred Stock. We will design the dividend, liquidation, voting and redemption features of our Series A Participating Cumulative Preferred Stock so that the value of one-thousandth of a share of our Series A Participating Cumulative Preferred Stock approximates the value of one share of our Class A common stock. Shares of our Series A Participating Cumulative

Preferred Stock will be purchasable only after the Rights have become exercisable. The rights of our Series A Participating Cumulative Preferred Stock as to dividends, liquidation and voting, and in the event of mergers or consolidations, are protected by customary antidilution provisions.


                     DESCRIPTION OF AT&T COMCAST TRANSACTION

     The following summary of our continuing obligations under the terms of the merger agreement for the AT&T Comcast transaction is qualified by reference to the merger agreement, as amended, which is included as an exhibit to the registration statement of which this prospectus is a part.

The Merger Agreement

   Governance Arrangements.

     Our Board of Directors. Our Board has twelve members, five of whom were designated at the time of the AT&T Comcast transaction by Comcast Holdings from the then-existing Comcast Holdings Board, five of whom were designated by AT&T from the then-existing AT&T Board and two of whom were independent persons jointly designated by Comcast Holdings and AT&T. At all times, our Board will consist of a majority of independent persons. Except for pre-approved designees, the individuals designated by each of Comcast Holdings and AT&T were mutually agreed upon by Comcast Holdings and AT&T. Ralph J. Roberts, Brian L. Roberts, Sheldon M. Bonovitz, Julian A. Brodsky and Decker Anstrom were the pre-approved Comcast Holdings director designees and C. Michael Armstrong was a pre-approved AT&T director designee. All of the initial director designees will hold office until the 2004 annual meeting of our shareholders, which will be held in April 2004. After this initial term, our entire Board will be elected annually. Brian
L. Roberts, through his control of BRCC Holdings LLC, holds a 33 1/3% nondilutable voting interest in our stock.

     Management. Under the merger agreement, C. Michael Armstrong, AT&T's Chairman of the Board, will be our Chairman of the Board until the 2005 annual meeting of our shareholders and will serve as non-executive Chairman of the Board from April 1, 2004 until the 2005 annual meeting of our shareholders. Thereafter, Brian L. Roberts will be the Chairman of the Board. Removal of the Chairman of the Board will require the vote of at least 75% of the entire Board until the earlier to occur of (1) the date on which neither C. Michael Armstrong nor Brian L. Roberts is Chairman of the Board and (2) the sixth anniversary of the 2004 annual meeting of our shareholders.

     Upon completion of the AT&T Comcast transaction, Brian L. Roberts, Comcast Holdings' President, became our CEO. Brian L. Roberts will also be President for as long as he is the CEO. Removal of the CEO requires the vote of at least 75% of our entire Board until the earlier of the date when Brian L. Roberts is not the CEO and the sixth anniversary of the 2004 annual meeting of shareholders.

     We will also have an Office of the Chairman comprised of the Chairman of the Board and the CEO until the earlier to occur of (1) the 2005 annual meeting of our shareholders and (2) the date on which C. Michael Armstrong ceases to be the Chairman of the Board. The Office of the Chairman will be our principal executive deliberative body with responsibility for corporate strategy, policy and direction, governmental affairs and other significant matters.

     Our initial senior officers have been designated by Brian L. Roberts in consultation with C. Michael Armstrong.

     Our charter provisions that implement the foregoing governance arrangements may not be amended or changed except with the approval of at least 75% of our entire Board until the earlier to occur of (1) the date on which Brian L. Roberts is no longer serving as Chairman of the Board or CEO and (2) the sixth anniversary of the 2004 annual meeting of our shareholders.

     BRCC Holdings LLC hold shares of our Class B common stock constituting 33 1/3% of the combined voting power of our common stock. Brian L. Roberts has sole voting power over membership interests representing a majority of the voting power of all BRCC Holdings LLC equity.

   Employee Benefits Matters; Indemnification and Insurance.

     In the merger agreement, we agreed to honor the terms of all Comcast Cable Communications Holdings' employee benefit plans and arrangements and to pay and provide the benefits required thereunder, recognizing that the AT&T Comcast transaction is a change in control under the plans, and to provide, until December 31, 2003, to employees of Comcast Cable Communications Holdings and its subsidiaries (other than those subject to collective bargaining obligations or agreements) aggregate employee benefits and compensation that are substantially comparable in the aggregate to those provided by Comcast Cable Communications Holdings and its subsidiaries as of the completion of the AT&T Comcast transaction, other than benefits provided under severance or separation plans of Comcast Cable Communications Holdings or its subsidiaries. Until December 31, 2003, we have agreed to continue certain severance plans of Comcast Cable Communications Holdings and its subsidiaries without adverse change, including those that provide certain enhanced benefits to AT&T executive officers who became employees of Comcast Cable Communications Holdings prior to consummation of the AT&T Comcast transaction. Based on currently available information, if all such executive officers were terminated without cause immediately following completion of the AT&T Comcast transaction, they would receive severance payments equal in the aggregate to approximately $44.7 million.

Obligations Relating to Comcast Cable Communications Holdings' TOPrS Securities.

     We have agreed, on the earliest date on which the Comcast Cable Communications Holdings debt known by the acronym TOPrS as to which AT&T has guaranteed certain obligations may be redeemed, to either redeem such series of TOPrS, cause AT&T to be released from any such guarantee or post a letter of credit in respect of such debt. As of the date of this filing, approximately $500 million of outstanding TOPrS remains subject to this obligation.

The Separation and Distribution Agreement

     The following summary of the separation and distribution agreement, as amended, is qualified in its entirety by reference to the complete text of the agreement which is incorporated by reference in this prospectus.

   The Separation.

     Assignment. AT&T assigned and transferred to Comcast Cable Communications Holdings all of AT&T's and its subsidiaries' right, title and interest in all of the assets of AT&T's broadband business which are not already held by Comcast Cable Communications Holdings or a Comcast Cable Communications Holdings subsidiary. The assets comprising AT&T's broadband business are generally determined in the following manner:

     o assets reflected in the AT&T Broadband Group balance sheet dated as of December 31, 2000 are assets of AT&T's broadband business, except as described below;

     o assets reflected in the AT&T Communications balance sheet dated as of December 31, 2000 are assets of AT&T's communications business, except as described below;

     o assets acquired after December 31, 2000 by AT&T or any of its subsidiaries utilizing assets of AT&T's broadband business are assets of AT&T's broadband business, except as described below;

     o assets acquired after December 31, 2000 by AT&T or any of its subsidiaries utilizing assets of AT&T's communications business are assets of AT&T's communications business, except as described below;

     o certain assets are specifically assigned to AT&T's broadband business regardless of whether or not they are reflected in the AT&T Broadband Group balance sheet dated as of December 31, 2000;

     o certain assets are specifically assigned to AT&T's communications business regardless of whether or not they are reflected in the AT&T Communications balance sheet dated as of December 31, 2000; and

     o assets that are not reflected in the AT&T Broadband Group balance sheet or the AT&T Communications balance sheet, in each case dated as of December 31, 2000, or specifically assigned to AT&T's broadband business or AT&T's communications business are assigned to the business to which they primarily relate.

     Assumption. At the same time as the assignment, Comcast Cable Communications Holdings assumed all of the liabilities of AT&T's broadband business that were not already liabilities of Comcast Cable Communications Holdings or a Comcast Cable Communications Holdings subsidiary. The liabilities of AT&T's broadband business were generally determined in the following manner:

     o liabilities reflected in the AT&T Broadband Group balance sheet dated as of December 31, 2000 are liabilities of AT&T's broadband business, except as described below;

     o liabilities reflected in the AT&T Communications balance sheet dated as of December 31, 2000 are liabilities of AT&T's communications business, except as described below;

     o liabilities incurred after December 31, 2000 by entities transferred as part of AT&T's broadband business are liabilities of AT&T's broadband business, except as described below;

     o liabilities incurred after December 31, 2000 by entities not transferred as part of broadband business are liabilities of AT&T's communications business, except as described below;

     o certain liabilities are specifically assigned to AT&T's broadband business regardless of whether or not they are reflected in the AT&T Broadband Group balance sheet dated as of December 31, 2000;

     o certain liabilities are specifically assigned to AT&T's communications business regardless of whether or not they are reflected in the AT&T Communications balance sheet dated as of December 31, 2000;

     o certain liabilities such as liabilities arising out of the AT&T Comcast transaction or involving At Home or AT&T Wireless (to the extent AT&T is not indemnified by AT&T Wireless for such liabilities) are divided evenly between AT&T's broadband business and AT&T's communications business regardless of whether or not they are reflected in the AT&T Broadband Group balance sheet or the AT&T Communications balance sheet, in each case dated as of December 31, 2000; and

     o liabilities that are not reflected in the AT&T Broadband Group balance sheet or the AT&T Communications balance sheet, in each case dated as of December 31, 2000, or specifically assigned to AT&T's broadband business or AT&T's communications business are assigned to the business to which they primarily relate.

     The separation occurred on November 18, 2002, immediately prior to the mergers.

   Repayment of Intracompany Debt.

     In connection with the closing of the AT&T Comcast transaction, Comcast Cable Communications Holdings repaid all intracompany debt owed by AT&T's broadband business to AT&T's communications business. Comcast Cable Communications Holdings effected this repayment by making a cash payment to AT&T in an amount equal to $5.85 billion and by issuing approximately $3.50 billion in debt to retire existing AT&T debt. The cash payment referred to in the preceding sentence reflected certain adjustments and was made with the proceeds of (i) a borrowing by Comcast Cable Communications Holdings of $4 billion under a bridge credit agreement dated April 26, 2002 among Comcast Cable Communications Holdings, us, the lenders party thereto and JPMorgan Chase Bank, as administrative agent, Citibank N.A., as syndication agent, and Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as co-documentation agents, and (ii) a borrowing by Comcast Cable Communications Holdings of $2.5 billion under a credit agreement dated April 26, 2002 among Comcast Cable Communications Holdings, us, the lenders party thereto and JPMorgan Chase Bank, as administrative agent, swingline lender and issuing lender, Citibank N.A., as syndication agent, and Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as co-documentation agents, together referred to as the New Credit Facility in this prospectus. The retirement of existing AT&T debt by Comcast Cable Communications Holdings referred to above resulted from a recently completed debt exchange offer pursuant to which Comcast Cable Communications Holdings issued debt guaranteed by us and the cable guarantors in an aggregate principal amount of approximately $3.50 billion consisting of approximately $2.43 billion of 8.375% Notes Due 2013 and approximately $1.07 billion of 9.455% Notes Due 2022.

   Post-Spin-Off Transactions.

     Our ability and the ability of Comcast Cable Communications Holdings to engage in specified acquisitions, redeem stock, issue equity securities or take any other action or actions that in the aggregate would be reasonably likely to have the effect of causing or permitting one or more persons to acquire directly or indirectly stock representing a 50% or greater interest, within the meaning of Section 355(e) of the Code, in Comcast Cable Communications Holdings or otherwise jeopardize the non-recognition of taxable gain or loss for U.S. federal income tax purposes to AT&T, AT&T affiliates and AT&T shareholders in connection with the separation and the Comcast Cable Communications Holdings spin-off may be limited until December 18, 2004.

   Disposition of Time Warner Entertainment Interest.

     Sharing of Proceeds. The separation and distribution agreement provides that upon any disposition of all or any portion of its interest in TWE after the signing of the merger agreement, Comcast Cable Communications Holdings will pay AT&T 50% of the proceeds received from such disposition in excess of the threshold amount described in the next sentence reduced by taxes on 50% of such excess. The threshold amount is equal to the balance, plus 7% simple interest per annum on the balance, of $10.2 billion reduced by the aggregate proceeds of any previous dispositions of any portion of the TWE interest. If the TWE interest has not been fully disposed of within 54 months of the completion of the AT&T Comcast transaction, the remaining TWE interest will be appraised at fair market value. To the extent that the amount of such appraisal exceeds the threshold amount specified above, Comcast Cable Communications Holdings has agreed to pay AT&T 50% of such excess, on a tax-adjusted basis.

     Restructuring Agreement. On August 21, 2002, AT&T and Comcast Holdings announced that they had entered into an agreement with AOL Time Warner providing for the restructuring of TWE. The restructuring agreement was intended to provide for a more orderly and timely disposition of AT&T Broadband Group's entire stake in TWE than would likely be available under the registration rights provisions of the TWE partnership agreement, which AT&T Broadband Group had been pursuing. Upon consummation of the AT&T Comcast transaction, we assumed all of AT&T's interest in TWE and in the restructuring agreement.

     Under the restructuring agreement, which is expected to close in the first quarter of 2003, for its 27.64% interest in TWE, Comcast Cable Communications Holdings will receive $1.5 billion in common stock of AOL Time Warner Inc. (valued at the time of the closing and subject to certain limitations) and an effective 21% equity interest in all of AOL Time Warner's cable properties, including those already in TWE, and Comcast Cable Communications Holdings will also receive $2.1 billion in cash. As part of the restructuring, TWE will distribute to AOL Time Warner all of TWE's major content assets, which include Home Box Office (HBO), Warner Bros., and stakes in The WB Network, Comedy Central and Court TV. Time Warner Cable, which will own substantially all of AOL Time Warner's cable interests, is expected to conduct an initial public offering of common stock following the restructuring. Under the restructuring agreement, Comcast Cable Communications Holdings has registration rights enabling it to dispose of its shares in Time Warner Cable and in AOL Time Warner. In connection with the transactions, Comcast Holdings and Comcast Cable Communications Holdings will also enter into a three-year non-exclusive agreement with AOL Time Warner under which AOL High-Speed Broadband service would be made available on certain of our cable systems which pass approximately 10 million homes.

     On November 13, 2002, the FCC gave conditional approval to the transfer of certain FCC licenses required to complete the AT&T Comcast transaction. The Memorandum Opinion and Order issued by the FCC ordered AT&T and Comcast Holdings to place Comcast Cable Communications Holdings' interest in TWE into irrevocable trust prior to completion of the transaction and to fully divest the TWE interest within five-and-a-half years after completion of the transaction. During the divestiture period, the divestiture order prohibits us from any involvement in the video programming activities of TWE. Copies of the trust agreements pursuant to which Comcast Cable Communications Holdings' TWE interest will be placed into irrevocable trust are attached as exhibits to our Current Report on Form 8-K filed on November 18, 2002 incorporated by reference herein.

     AT&T acquired its stake in TWE as part of its June 2000 acquisition of the MediaOne Group. In February of 2001, AT&T requested that TWE convert from a limited partnership into a corporation and create equity securities for registration with the Securities and Exchange Commission. On July 30, 2002, AT&T and TWE agreed to suspend the registration process to explore alternative approaches that led to the transactions contemplated by the restructuring agreement. In connection with the Comcast Cable Communications Holdings spin-off, all of AT&T Broadband Group's interests and rights with respect to TWE were transferred to Comcast Cable Communications Holdings subsidiaries, and subsequently placed in trust for orderly disposition. The TWE restructuring is subject to receipt of certain regulatory approvals and other closing conditions, certain of which are outside our control. There can be no assurance that the transactions contemplated by the TWE restructuring agreement will be consummated. If the restructuring agreement is terminated without the restructuring being consummated, the parties will return to the registration rights process under the TWE partnership agreement.

   Mutual Release; Indemnification.

     Mutual Release of Pre-Closing Claims. AT&T and Comcast Cable Communications Holdings have each released the other from any and all claims that it may have against the other party arising from any acts or events occurring or failing to occur prior to the completion of the Comcast Cable Communications Holdings spin-off, subject to certain exceptions specified in the separation and distribution agreement.

     Indemnification by AT&T. AT&T has indemnified Comcast Cable Communications Holdings from any and all liabilities relating to, arising out of or resulting from any of the following:

     o the failure of AT&T or any of its subsidiaries or any other person to pay any liabilities, or perform under any contracts, of AT&T's communications business;

     o   the assets or contracts of AT&T's communications business; and

     o any breach of the separation and distribution agreement or any of the ancillary agreements by AT&T.

     Indemnification by Comcast Cable Communications Holdings. Comcast Cable Communications Holdings has indemnified AT&T from any and all liabilities relating to, arising out of or resulting from any of the following:

     o the failure of Comcast Cable Communications Holdings or any of its subsidiaries or any other person to pay any liabilities, or perform under any contracts, of AT&T's broadband business;

     o   the assets or contracts of AT&T's broadband business; and

     o any breach of the separation and distribution agreement or any of the ancillary agreements by Comcast Cable Communications Holdings;

     Tax Indemnification. Subject to the exceptions described below, Comcast Cable Communications Holdings has indemnified AT&T against 50% of the taxes and related costs assessed against AT&T resulting from the disqualification of the separation and the Comcast Cable Communications Holdings spin-off as tax-free transactions under Section 355 of the Code.

     If such disqualification results from a transaction involving the stock or assets of Comcast Cable Communications Holdings occurring after the Comcast Cable Communications Holdings spin-off, from Comcast Cable Communications Holdings' failure to remain actively engaged in a trade or business or from the failure of any representation made with respect to Comcast Cable Communications Holdings in connection with certain tax opinions and Internal Revenue Service rulings, then Comcast Cable Communications Holdings will be required to indemnify AT&T against all such taxes and related costs.

     If such disqualification results from a transaction involving the stock or assets of AT&T occurring after the Comcast Cable Communications Holdings spin-off, from AT&T's failure to remain actively engaged in a trade or business or from the failure of any representation made with respect to AT&T in connection with certain tax opinions and Internal Revenue Service rulings, then Comcast Cable Communications Holdings is not required to indemnify AT&T against any such taxes or related costs.

     Comcast Cable Communications Holdings has also indemnified AT&T against 50% of the taxes and related costs resulting from the Liberty Media or AT&T Wireless spin-offs failing to be tax-free, unless either spin-off becomes taxable as a result of an action taken by AT&T or Comcast Cable Communications Holdings, in which case the acting party bears full responsibility for any resulting AT&T liabilities. Comcast Cable Communications Holdings' obligation described in the preceding sentence is reduced by Comcast Cable Communications Holdings' share of any indemnification that AT&T receives from Liberty Media or AT&T Wireless as a result of the relevant spin-off failing to qualify as tax-free.

     Other Indemnification. Subject to the next sentence, AT&T and Comcast Cable Communications Holdings have indemnified each other for 50% of any liability resulting from any untrue statement or omission of a material fact in any registration statement relating to the Comcast Cable Communications Holdings spin-off or in any other filing made by AT&T or Comcast Cable Communications Holdings with the Securities and Exchange Commission in connection with the separation, the Comcast Cable Communications Holdings spin-off, the Comcast Cable Communications Holdings merger or any related agreements. AT&T also indemnified us and Comcast Cable Communications Holdings for any liability resulting from any untrue statement or omission of a material fact in any registration statement relating to the Consumer Services charter amendment proposal, any other proposal related to the creation of AT&T Consumer Services Group tracking stock, the reverse stock split proposal or any AT&T 2002 annual meeting proposal other than the AT&T transaction proposal or the AT&T Comcast charter proposal.

The Tax Sharing Agreement

     The following summary of the tax sharing agreement is qualified by reference to the tax sharing agreement, which is included as an exhibit to the registration statement of which this prospectus is a part.

     In General. Comcast Cable Communications Holdings' tax liability, as described below, for the period beginning January 1, 2002 through November 18, 2002 will be included in the consolidated federal income tax return of AT&T for 2002 and for the period beginning November 19, 2002 through December 31, 2002 will be included in the consolidated federal income tax return of Comcast. The tax sharing agreement provides for tax sharing payments between Comcast Cable Communications Holdings and AT&T for periods prior to the Comcast Cable Communications Holdings spin-off, based on the taxes or tax benefits of hypothetical affiliated groups consisting of the businesses, assets and liabilities that make up Comcast Cable Communications Holdings, on the one hand, and all other businesses, assets and liabilities of AT&T, on the other hand. Each group is generally responsible for the taxes attributable to its lines of business and entities comprising its group.

     AT&T and Comcast Cable Communications Holdings have agreed that the consolidated tax liability (before credits) of the hypothetical group will be allocated to each group based on such group's contribution to consolidated taxable income. This allocation will take into account losses, deductions and other tax attributes that are utilized by the hypothetical group even if these attributes could not be utilized on a stand-alone basis. Tax sharing payments in respect of the consolidated tax liability of the hypothetical group, after allocation of consolidated tax credits, will be made between AT&T and Comcast Cable Communications Holdings consistent with the allocations under the tax sharing agreement. As between AT&T and Comcast Cable Communications Holdings, certain tax items are specially allocated to the AT&T group and Comcast Cable Communications Holdings group under the tax sharing agreement.

     Comcast Cable Communications Holdings Spin-off. AT&T and Comcast Cable Communications Holdings have agreed that taxes related to intercompany transactions that are triggered by the Comcast Cable Communications Holdings spin-off will be generally allocated to Comcast Cable Communications Holdings.

     Non-Income Tax Liabilities. AT&T and Comcast Cable Communications Holdings have agreed that joint non-income tax liabilities will generally be allocated between AT&T and Comcast Cable Communications Holdings based on the amount of such taxes attributable to each group's line of business. If the line of business with respect to which the liability is appropriately associated cannot be readily determined, the tax liability will be allocated to the AT&T group.

     Audit Adjustments. AT&T and Comcast Cable Communications Holdings have agreed that taxes resulting from audit adjustments will generally be allocated between the two groups based on line of business. In general, AT&T controls audits and administrative matters related to pre-spin-off periods.

     Post-Spin-off Tax Attributes. Generally, Comcast Cable Communications Holdings may not carry back a loss, credit or other tax attribute from a post-spin-off period to a pre-spin-off period, unless Comcast Cable Communications Holdings obtains AT&T's consent (which, in the case of significant net operating or capital loss carrybacks, may not be unreasonably withheld) and then only to the extent permitted by applicable law.

The Ancillary Agreements

     In addition to the other agreements described in this section, AT&T and Comcast Cable Communications Holdings entered into various other commercial agreements in connection with the AT&T Comcast transaction. A brief summary of these agreements follows:

     Network Service Agreements. AT&T and Comcast Cable Communications Holdings entered into principal network service agreements as follows.

     o Master Carrier Agreement. This agreement reflects the rates, terms and conditions on which AT&T Business Services Group will provide voice, data and Internet services to Comcast Cable Communications Holdings, including both wholesale services (those used as a component in Comcast Cable Communications Holdings' services to its customers) and "administrative" services (for internal Comcast Cable Communications Holdings usage). Pricing is market based, with provisions defining an ongoing process to ensure that the prices remain competitive.

     o First Amended and Restated Local Network Connectivity Services Agreement. This agreement reflects the rates, terms and conditions on which AT&T Business Services Group will provide certain local network connectivity services to Comcast Cable Communications Holdings for use in providing local telephone services to Comcast Cable Communications Holdings' subscribers. This agreement consists of two parts:

          o a capital lease from AT&T Business Services Group to Comcast Cable Communications Holdings of certain network switching and transport assets to be used exclusively by Comcast Cable Communications Holdings for a term of up to ten years, commencing January 1, 2002 for initial assets leased under the agreement; and

          o an operating agreement for the provision of local network connectivity, management and operational services in support of Comcast Cable Communications Holdings' local cable telephone services, with a minimum term of five years commencing January 1, 2002.

     o Master Facilities Agreement. This agreement permits AT&T or any of its subsidiaries to use existing fiber facilities owned or leased by Comcast Cable Communications Holdings or its controlled affiliates, together with related services. In addition, Comcast Cable Communications Holdings will construct and lease to AT&T new fiber facilities in the areas served by Comcast Cable Communications Holdings' cable systems for use in providing telecommunications services. The term of the build-out period will expire on January 8, 2012. Subject to certain termination rights specified in this agreement, the term of AT&T's right to use facilities leased under this agreement will expire on January 8, 2028, renewable at AT&T's option for successive 20-year terms in perpetuity.

     o Interconnection and Intercarrier Compensation Term Sheet. This agreement, which has a five-year initial term commencing January 1, 2002, specifies the terms of interconnection of the parties' networks, and compensation for:

          o the origination or termination of interexchange traffic for the other party; and

          o the exchange of local traffic between the parties' local customers.

     o High Speed Internet Services Binding Term Sheet. This agreement reflects the rates, terms and conditions on which AT&T will provide specified processes, procedures and services to support Comcast Cable Communications Holdings in its provision of broadband Internet services to Comcast Cable Communications Holdings subscribers. This agreement has a four-year initial term commencing December 4, 2001.

     o Intellectual Property Agreement. This agreement specifies the ownership and license rights granted by each party to the other in specified patents, software, copyrights and trade secrets. Among other rights granted, the effect of this agreement is to allow Comcast Cable Communications Holdings and AT&T to continue to have the same rights to use the intellectual property that they had at the time of the separation and Comcast Cable Communications Holdings spin-off.

     o Corporate Name Agreement. AT&T and we entered into a corporate name agreement immediately prior to the completion of the AT&T Comcast transaction pursuant to which AT&T will grant to us the right to use the term "AT&T" as part of our full corporate name, but prohibit any use of "AT&T" as a trade name, trademark, or service mark, or in a domain name other than specified domain names permitted for certain purposes. Such grant of rights will be perpetual unless terminated as a result of the Roberts family's voting power falling below 33% or pursuant to any other terms of the agreement. On November 18, 2002, we changed our name from AT&T Comcast Corporation to Comcast Corporation.

The QUIPS Exchange

     Prior to the AT&T Comcast transaction, Microsoft (through a wholly owned subsidiary) held $5 billion in aggregate liquidation preference amount of 5% Convertible Quarterly Income Preferred Securities, referred to in this prospectus by their acronym "QUIPS," of AT&T Finance Trust I, a Delaware business trust. The QUIPS were convertible into $5 billion aggregate face amount of 5% Junior Convertible Subordinated Debentures due 2029 of AT&T, which were in turn convertible into AT&T common stock. In connection with the AT&T Comcast transaction, Comcast Holdings and Microsoft entered into an exchange agreement dated December 7, 2001 relating to the exchange of the QUIPS for a combination of our voting and non-voting shares to be issued in the merger, and on December 19, 2001 we became a party to the exchange agreement by executing the instrument of admission. On March 11, 2002, the parties amended the exchange agreement and instrument of admission. The following summary of the exchange agreement and the instrument of admission, in each case as amended, is qualified in its entirety by reference to the complete texts of the exchange agreement and the instrument of admission, in each case as amended, which are incorporated by reference and attached as exhibits to the registration statement in which this prospectus is included.

     The Exchange. In the exchange agreement and instrument of admission, we agreed to exchange the QUIPS for approximately 100.6 million shares of our Class A Common Stock, and approximately 14.4 million shares of our non-voting Class A Special Common Stock in the AT&T Comcast transaction. If Microsoft transfers shares of our Class A Common Stock or its voting interest in us is diluted below 4.95%, subject to certain conditions, Microsoft will have the right to cause us to exchange the shares of our non-voting Class A Special Common Stock received in the AT&T Comcast transaction for shares of our voting Class A Common Stock provided that its voting interest in us does not exceed 4.95% after the exchange. Prior to six months after completion of the Microsoft transaction, subject to certain exceptions, Microsoft has agreed that neither Microsoft nor any of its wholly-owned subsidiaries will sell, or enter into any agreement, arrangement or negotiations relating to the sale of, any of the shares of our Class A Special Common Stock that it received in connection with the Microsoft transaction. Comcast Holdings agreed to indemnify Microsoft against any claim by Comcast Holdings, AT&T or any shareholder of Comcast Holdings, AT&T or us for any loss arising as a result of the Comcast Cable Communications Holdings spin-off or the mergers failing to be tax-free, except to the extent such a failure results directly from a breach by Microsoft of the lock-up agreement described above or of the failure of a related representation and warranty made by Microsoft in the exchange agreement.

     Internet Access. Until the fifth anniversary of the Microsoft transaction, we have agreed that if we offer a high-speed Internet access agreement to any third party, then we will be obligated to offer an agreement on nondiscriminatory terms with respect to the same cable systems to Microsoft for its ISP, The Microsoft Network. In connection with Comcast Holdings' and AT&T's agreement with AOL Time Warner providing for the restructuring of TWE, Comcast Holdings and Comcast Cable Communications will enter into a three-year non-exclusive access agreement with AOL Time Warner. Because Comcast Holdings has also entered into an access agreement with United Online and Comcast Cable Communications Holdings has also entered into an access agreement with each of Earthlink, Internet Central, Connected Data Systems, Galaxy Internet Services and Connect Plus International, we will be required after the consummation of the AT&T Comcast transaction, with respect to each such agreement with another ISP, including the agreement to be entered into with AOL Time Warner, to offer an access agreement to Microsoft on terms no less favorable than those provided to the other ISP with respect to the specific cable systems covered under the agreement with the other ISP.

     Interactive Technology Agreement. In connection with the exchange agreement, Microsoft and Comcast Cable entered into a letter of intent and are currently negotiating a definitive agreement pursuant to which the parties will conduct a trial during 2003 of an interactive television platform, including set-top box middleware. If the trial results meet agreed technical standards, the platform meets defined competitive requirements and a launch would meet Comcast Cable's reasonable business objectives, Comcast Cable has agreed that it will commercially launch the Microsoft platform to at least 25% of its newly installed middleware customer base.

The Cross Guarantees

     To simplify our capital structure and to insure that our traded debt securities and those of Comcast Cable, Comcast Cable Communications Holdings, Comcast Cable Holdings and Comcast MO Group will be treated equally, upon completion of the AT&T Comcast transaction, we, Comcast Cable, Comcast Cable Communications Holdings, Comcast Cable Holdings and Comcast MO Group each fully and unconditionally guaranteed each other's traded debt securities.

     Comcast Holdings did not become a guarantor, and its debt securities were not guaranteed, because we believe that future investors will be interested in "pure play" debt securities of our cable communications operations and not Comcast Holdings' commerce and content assets, such as QVC, E! Entertainment and Comcast Spectacor. Comcast MO of Delaware, Inc., formerly known as MediaOne of Delaware, Inc., and one of AT&T's cable subsidiaries that was transferred to Comcast Cable Communications Holdings in the AT&T Comcast transaction, which we refer to in this prospectus as Continental, also did not become a guarantor, and its debt securities were not guaranteed, because Continental's indentures contain covenants that effectively prohibit Continental from guaranteeing its affiliates' debt obligations. If these indentures were amended to permit guarantees of affiliate debt obligations, Continental might become a guarantor and its debt securities might be cross-guaranteed.

     The following table presents as of September 30, 2002 for each of Comcast Cable, Comcast Cable Holdings, Comcast MO Group and Continental, their pro forma payment obligations for principal, excluding obligations of their subsidiaries and excluding interest but including principal accreted under discount obligations, under (a) debt securities that are subject, or in the case of Continental, might be subject, to the cross guarantees, (b) other contractual liabilities, including capital leases, none of which will be subject to the cross-guarantees and (c) operating leases, none of which will be subject to the cross guarantees. For purposes of the table, amounts set forth opposite "guaranteed debt securities" only include amounts with respect to the person who is the primary obligor and not with respect to amounts for which that person may be secondarily liable as guarantor. The table presents for Comcast Cable Communications Holdings the pro forma effect of its issuance in connection with the AT&T Comcast transaction of approximately $3.50 billion in debt securities to retire existing AT&T debt. The table also presents for us the pro forma effect of our borrowings under the New Credit Facility in connection with the closing of the AT&T Comcast transaction.

                                                                                 Payments Due by Period
                                                                    --------------------------------------------------
                                                         Payment     Remainder                               After 5
Contractual Obligation                                    Total       of 2002     1-2 Years     3-5 Years      Years
-------------------------------------------------       ---------   ----------   -----------   ---------    ----------
                                                                          (In millions, unaudited)
Comcast:
   New Credit Facility...........................        $7,180.0    $      -      $7,180.0     $                  $-
   Other liabilities, including capital leases...               -           -             -           -             -
   Operating leases..............................               -           -             -           -             -
                                                        ---------   ---------    ----------    --------     ---------
     Total Comcast...............................         7,180.0           -       7,180.0                         -
Comcast Cable:
   Guaranteed debt securities....................         7,821.7           -         315.8     2,887.6       4,618.3
   Other liabilities, including capital leases...             6.8         1.1           2.8         0.5           2.4
   Operating leases..............................               -           -             -           -             -
                                                        ---------   ---------    ----------    --------     ---------
     Total Comcast Cable.........................         7,828.5         1.1         318.6     2,888.1       4,620.7
Comcast Cable Communications Holdings:
   Guaranteed debt securities....................         3,505.1           -             -           -       3,505.1
   Other liabilities, including capital leases...               -           -             -           -             -
   Operating leases..............................               -           -             -           -             -
                                                        ---------   ---------    ----------    --------     ---------
    Total Comcast Cable Communications Holdings..         3,505.1           -             -           -       3,505.1

Comcast Cable Holdings:
   Guaranteed debt securities....................         5,883.9        30.0       1,748.7     1,165.5       2,939.7
   Other liabilities, including capital leases...               -           -             -           -             -
   Operating leases..............................            52.2         3.6          25.8        15.9           6.9
                                                        ---------   ---------    ----------    --------     ---------
     Total Comcast Cable Holdings................         5,936.1        33.6       1,774.5     1,181.4       2,946.6
                                                        ---------   ---------    ----------    --------     ---------

Comcast MO Group:
   Guaranteed debt securities....................           302.8        10.4           7.2        82.3         202.9
   Other liabilities, including capital leases...               -           -             -           -             -
   Operating leases..............................             4.3         0.5           3.8           -             -
                                                        ---------   ---------    ----------    --------     ---------
     Total Comcast MO Group......................           307.1        10.9          11.0        82.3         202.9

Total............................................       $24,756.8       $45.6      $9,284.1    $4,151.8     $11,275.3
                                                        =========   =========    ==========    ========     =========
Continental:
   Potentially guaranteed debt securities........        $1,800.0  $        -        $100.0      $875.0        $825.0
   Other liabilities, including capital leases...             3.8         0.7           3.1           -             -
   Operating leases..............................             1.1         0.2           0.9           -             -
                                                        ---------   ---------    ----------    --------     ---------
     Total Continental...........................        $1,804.9        $0.9        $104.0      $875.0        $825.0
                                                        =========   =========    ==========    ========     =========

                              PLAN OF DISTRIBUTION

     We may sell the securities being offered hereby in four ways:

     o   directly to purchasers;

     o   through agents;

     o   through underwriters; and

     o   through dealers.

     We may directly solicit offers to purchase securities, or we may designate agents to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933 and describe any commissions we or our trust subsidiaries must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

     If any underwriters are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering their names and the terms of our agreement with them.

     If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

     Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

     In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities, and may end any of these activities at any time.

     Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.


                                  LEGAL MATTERS

     As to matters governed by Pennsylvania law, Arthur R. Block, Esquire, Senior Vice President, General Counsel and Secretary of Comcast, and as to matters governed by New York and Delaware law, Davis Polk & Wardwell, will pass upon the validity of the securities on our behalf and on behalf of the cable guarantors, although we may use other counsel, including our employees, to do so. Unless otherwise indicated in the accompanying prospectus supplement, Cahill Gordon & Reindel will represent the underwriters.


                                     EXPERTS

Comcast

     The balance sheet of Comcast at December 31, 2001 in Comcast's Current Report on Form 8-K/A dated November 18, 2002 filed on December 16, 2002 has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Comcast Holdings

     The consolidated financial statements and the related financial statement schedule of Comcast Holdings incorporated in this prospectus by reference from Comcast's Current Report on Form 8-K/A dated November 18, 2002 filed on December 16, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (which report on the financial statements expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, effective January 1,
2001), which are incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Comcast Cable

     The financial statements and the related financial statement schedule of Comcast Cable, an indirect wholly-owned subsidiary of Comcast, and subsidiaries incorporated in this prospectus by reference from Comcast Cable's Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (which report on the financial statements expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, effective January 1, 2001), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

AT&T Broadband Group

     The audited historical combined financial statements of AT&T Broadband Group incorporated in this prospectus by reference to Comcast's Current Report on Form 8-K/A dated November 18, 2002 filed on December 16, 2002, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.


                              AVAILABLE INFORMATION

     We, along with the cable guarantors, have filed this prospectus as part of a combined registration statement on Form S-3 with the SEC. The registration statement contains exhibits and other information that are not contained in this prospectus. In particular, the registration statement includes as exhibits forms of our underwriting agreements, copies of our senior indenture and subordinated indenture, forms of our senior debt security and subordinated debt security, a form of preferred security, a form of unit agreement, a form of purchase contract agreement, a form of pledge agreement, a form of warrant agreement for warrants sold separately, a form of warrant for warrants sold separately, a form of warrant agreement for warrants sold attached to securities, a form of warrant for warrants sold attached to securities, a form of deposit agreement and a form of depositary share. Our descriptions in this prospectus of the provisions of documents filed as an exhibit to the registration statement or otherwise filed with the

SEC are only summaries of the documents' material terms. If you want a complete description of the content of the documents, you should obtain the documents by following the procedures described below.

     Comcast Cable Communications Holdings, Comcast MO Group and Comcast Cable Holdings do not currently file information with the SEC. We, and Comcast Holdings as our predecessor, file annual, quarterly and special reports and other information with the SEC. Although Comcast Cable, which currently files annual, quarterly and special reports and other information with the SEC, and the other cable guarantors would normally be required to file information with the SEC on an ongoing basis, we expect that Comcast Cable and the cable guarantors will be exempt from this filing obligation for as long as we continue to file our information with the SEC. You may read and copy any document we, Comcast Holdings or Comcast Cable file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings, including the complete registration statement and all of the exhibits to it, and the SEC filings of Comcast Holdings and Comcast Cable are available through the SEC's web site at http://www.sec.gov.

     You should rely only on the information contained in this prospectus, in the accompanying prospectus supplement and in material we, Comcast Holdings and Comcast Cable file with the SEC and incorporate by reference herein. We have not authorized anyone to provide you with information that is different. We are offering to sell, and seeking offers to buy, the securities described in the prospectus only where offers and sales are permitted. The information contained in this prospectus, the prospectus supplement and our filings and the filings of Comcast Holdings and Comcast Cable with the SEC is accurate only as of its date, regardless of the time of delivery of this prospectus and the prospectus supplement or of any sale of the securities.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you directly to those documents. The information incorporated by reference is considered to be part of this prospectus. In addition, information we file with the SEC in the future will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

     This prospectus incorporates by reference the documents set forth below that we, Comcast Holdings and Comcast Cable have previously filed with the SEC.

     Comcast SEC Filings (File No. 333-82460)

     o Current Report on Form 8-K filed on October 30, 2002 and Current Report on Form 8-K/A dated November 18, 2002 filed on December 16, 2002.

     Comcast Holdings SEC Filings (File No. 001-15471)

     o Annual Report on Form 10-K (except for Item 8) for the year ended December 31, 2001, filed on March 29, 2002.

     o Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, filed on May 15, 2002, June 30, 2002, filed on August 14, 2002, and September 30, 2002, filed on October 30, 2002.

     o Current Reports on Form 8-K filed on May 3, 2002, July 10, 2002, August 1, 2002, September 26, 2002, October 4, 2002 and November 18, 2002.

     Comcast Cable SEC Filings (File No. 333-30745)

     o Annual Report on Form 10-K for the year ended December 31, 2001, filed on March 29, 2002.

     o Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, filed on May 15, 2002, June 30, 2002, filed on August 14, 2002, and September 30, 2002, filed on November 13, 2002.

     o   Current Report on Form 8-K filed on November 18, 2002.

     We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities we are offering. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

     We will provide free copies of any of those documents, if you write or telephone us at: 1500 Market Street, Philadelphia, Pennsylvania 19102-2148,
(215) 665-1700.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     All of the expenses in connection with the offering are as follows:

Securities and Exchange Commission registration fee.............   $  920,000
Legal fees and expenses.........................................      125,000
Printing and engraving fees.....................................       50,000
Accountants' fees and expenses..................................       75,000
Miscellaneous...................................................       30,000
                                                                   ----------
         Total..................................................   $1,200,000
                                                                   ----------

Item 15.  Indemnification of Directors and Officers.

Comcast Corporation

     Indemnification under Pennsylvania Law and Comcast Charter and Bylaws. Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law ("PBCL") contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

     Under Section 1741 of the PBCL, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative actions), to which any such officer or director is a party or is threatened to be made a party by reason of such person being a representative of the corporation or serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, so long as the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, such officer or director had no reasonable cause to believe his/her conduct was unlawful.

     Section 1742 of the PBCL permits indemnification in derivative and corporate actions if the appropriate standard of conduct is met, except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

     Under Section 1743 of the PBCL, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742 of the PBCL.

     Section 1744 of the PBCL provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 of the PBCL shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by (i) the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding, (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

     Section 1745 of the PBCL provides that expenses (including attorneys' fees) incurred by an officer, director, employee or agent in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the PBCL may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. Except as otherwise provided in the corporation's bylaws, advancement of expenses must be authorized by the board of directors.

     Section 1746 of the PBCL provides generally that the indemnification and advancement of expenses provided by Subchapter D of Chapter 17 of the PBCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. In no event may indemnification be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     Section 1747 of the PBCL grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against that liability under Subchapter D of Chapter 17 of the PBCL.

     Sections 1748 and 1749 of the PBCL extend the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the PBCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

     Section 1750 of the PBCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter D of Chapter 17 of the PBCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such person.

     Article Eleventh of the Comcast charter and Article VII of the Comcast bylaws provide that no director of Comcast will be personally liable, as such, for monetary damages (other than under criminal statutes and under laws imposing such liability on directors or officers for the payment of taxes) unless such person's conduct constitutes self-dealing, willful misconduct or recklessness. Article Eleventh of the Comcast charter also extends such protection to officers.

     Article VII of the Comcast bylaws provides that each officer and director of Comcast is indemnified and held harmless by Comcast for all actions taken by him or her and for all failures to take action (regardless of the date of any such action or failure to take action) to the fullest extent permitted by Pennsylvania law against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such officer or director in connection with any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of Comcast), whether civil, criminal, administrative or investigative.

     The foregoing statements are subject to the detailed provisions of the PBCL and to the applicable provisions of the Comcast charter and bylaws.

   Merger Agreement Provision Relating to AT&T and Comcast Holdings Directors and Officers

     Comcast has agreed in the merger agreement to indemnify the present and former officers and directors of AT&T, the AT&T subsidiaries, Comcast Cable Communications Holdings, the Comcast Cable Communications Holdings subsidiaries, Comcast Holdings and the Comcast Holdings subsidiaries, and each individual who prior to the completion of the AT&T Comcast transaction becomes such an officer or director, from their acts or omissions in those capacities occurring at or prior to the completion of such transaction to the maximum extent permitted by law; provided, however, no such indemnification will be required for officers or directors acting in a capacity for AT&T and its subsidiaries other than in connection with either AT&T's broadband business or the merger agreement and the transactions contemplated by the merger agreement.

     AT&T (and not Comcast Cable Communications Holdings) will indemnify and hold harmless Comcast for 50% of any losses described in the preceding paragraph arising out of acts or omissions of the AT&T officers and directors in connection with the merger agreement and the transactions contemplated by the merger agreement.

     For six years after completion of the AT&T Comcast transaction, Comcast will provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to completion of the transactions covering each officer and director identified in the second preceding paragraph (for officers and directors of AT&T and its subsidiaries, only for acts or omissions of such person acting in connection with either AT&T's broadband business or the merger agreement and the transactions contemplated by the merger agreement) currently covered by the officers' and directors' liability insurance policy of AT&T or Comcast Holdings, as the case may be, on terms no less favorable than those of such policy in effect on December 19, 2001, except that Comcast will only be obligated to pay up to 300% of the annual premium paid for such insurance by either AT&T or Comcast Holdings as of December 19, 2001.

Comcast Cable Communications Holdings, Inc.

     Comcast Cable Communications Holdings, Inc. is a corporation organized under the laws of the State of Delaware. Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) or (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

     Article VIII, Section 1 of Comcast Cable Communications Holdings' Certificate of Incorporation provides that a director of Comcast Cable Communications Holdings will not be personally liable to Comcast Cable Communications Holdings or its shareholder for monetary damages for breach of fiduciary duty as director, except if this exemption is not permitted by the General Corporation Law of the State of Delaware. Any repeal or modification of this provision will not affect the rights of a director of Comcast Cable Communications Holdings prior to such repeal or modification.

     Article VIII, Section 2 of Comcast Cable Communications Holdings' Certificate of Incorporation provides that each person who was or is made a party or is otherwise in any way involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he, or the person from whom he is legal representative, is or was a director or officer of Comcast Cable Communications Holdings or is or was serving at its request as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of the proceeding is alleged action in an official capacity or in any other capacity while serving as a director, officer or employee, will be indemnified and held harmless by Comcast Cable Communications Holdings to the fullest extent authorized by the General Corporation Law of the State of Delaware against all expense, liability and loss (including attorneys' fees, judgments, fines, Employee Retirement Income Security Act of 1974 excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by the indemnitee in connection with the proceeding. In the event that the General Corporation Law of the State of Delaware is amended, the indemnification provided will change only to the extent that the amendment permits Comcast Cable Communications Holdings to provide broader indemnification rights than previously permitted. However, except in the case of proceedings to enforce rights to indemnification, Comcast Cable Communications Holdings will indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by the indemnitee only if the proceeding was authorized by the Board of Directors of Comcast Cable Communications Holdings. The right to indemnification includes the right to be paid by Comcast Cable Communications Holdings the advancement of expenses incurred in defending any proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by an indemnitee in his capacity as a director or officer only will be made only upon delivery to Comcast Cable Communications Holdings of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified for the expenses. Also, the Board of Directors of Comcast Cable Communications Holdings may grant rights to indemnification as described above to any of Comcast Cable Communications Holdings' employees and agents.

     If a claim for indemnification is not paid in full within 30 days after a written claim is received by Comcast Cable Communications Holdings, the indemnitee may bring suit to recover the unpaid amount of the claim, and if successful in whole or in part, the indemnitee will be entitled to be paid also the expense of prosecuting the suit. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for Comcast Cable Communications Holdings to indemnify the claimant for the amount claimed, but Comcast Cable Communications Holdings would bear the burden of proving this defense.

     Comcast Cable Communications Holdings may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of Comcast Cable Communications Holdings or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Comcast Cable Communications Holdings would have the power to indemnify such person under the General Corporation Law of the State of Delaware.

Comcast Cable Communications, Inc.

     Comcast Cable Communications, Inc. is a corporation organized under the laws of the State of Delaware. The applicable provisions relating to the indemnification of officers and directors under the General Corporation Law of the State of Delaware are described above under "-- Comcast Cable Communications Holdings, Inc."

     In addition, Section 7-1 of Comcast Cable's By-laws provides that Comcast Cable will indemnify any of its directors or officers or any director or officer who is or was serving as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise (any such person is hereinafter referred to as a

"director or officer") against expenses (including, but not limited to, attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such director or officer, to the fullest extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), brought or threatened to be brought against such director or officer by reason of the fact that he or she is or was serving in any such capacity or in any other capacity on behalf of the company, its parent or any of its subsidiaries.

     Section 7-2 of Comcast Cable's By-laws provides that expenses incurred by any director or officer in defending a Proceeding will be paid by Comcast Cable in advance of the final disposition of such Proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking, by or on behalf of such director or officer, to repay such amount without interest if it is ultimately determined that he or she is not entitled to be indemnified by Comcast Cable as authorized by law.

     Section 7-4 of Comcast Cable's By-laws provides that Comcast Cable may purchase and maintain insurance on behalf of any person who is or was a director or officer of Comcast Cable against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not Comcast Cable would have the power to indemnify him or her against such liability under law.

Comcast Cable Holdings, LLC

     Comcast Cable Holdings, LLC is a limited liability company organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act permits a limited liability company, subject to any restrictions that may be set forth in its limited liability company agreement, to indemnify its members and managers from and against any and all claims and demands.

     Section 12(a) of Comcast Cable Holdings' LLC Agreement provides that Comcast Cable Holdings will indemnify the manager and the member, which in each case is Comcast Cable Communications Holdings, and any current or former director or officer of Comcast Cable Communications Holdings (each, an "indemnitee") from and against all loss, damage, expense (including reasonable attorney's and other advisor's fees, court costs and other liabilities incurred in any proceeding to which Comcast Cable Communications Holdings is made a party) incurred because of Comcast Cable Communications Holdings' role as manager or member. Also, each indemnitee will be indemnified for losses resulting from the indemnitee's acts or failures to act with respect to the business or affairs of Comcast Cable Holdings, if the indemnitee (a) acts in good faith, (b) if acting in an official capacity, reasonably believed the action was in the best interests of Comcast Cable Holdings, and if not acting in an official capacity, believed that the conduct was not opposed to Comcast Cable Holdings' best interests, and (c) if in a criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Section 12(c) of Comcast Cable Holdings' LLC Agreement provides that Comcast Cable Holdings may advance funds to Comcast Cable Communications Holdings in respect of expenses incurred by Comcast Cable Communications Holdings in a proceeding prior to the final disposition of the proceeding if Comcast Cable Communications Holdings gives written affirmation of its good-faith belief that it has complied with the standards of conduct described in the preceding sentence, agrees to repay the advancement with interest if it is determined that the standards of conduct were not met, and Comcast Cable Holdings determines that indemnification is permissible under these standards. Also, Section 12(e) provides that Comcast Cable Holdings will indemnify specified officers, and it may in its discretion indemnify employees, on the same basis as it indemnifies Comcast Cable Communications Holdings as described above.

     Section 12(b) of Comcast Cable Holdings' LLC Agreement provides that, notwithstanding the above paragraph, Comcast Cable Holdings will not indemnify an indemnitee in connection with any proceeding in which Comcast Cable Communications Holdings is adjudged liable to Comcast Cable Holdings or any proceeding charging improper personal benefit to Comcast Cable Communications Holdings wherein the indemnitee was adjudged liable on the basis of improperly receiving a personal benefit.

     Section 12(f) of Comcast Cable Holdings' LLC Agreement provides that neither Comcast Cable Communications Holdings nor specified officers will be liable to Comcast Cable Holdings for any loss, damage or expense if Comcast Cable Communications Holdings or such officers, as the case may be (a) acts in good faith, (b) if acting in an official capacity, reasonably believed the action was in the best interests of Comcast Cable Holdings, and if not in an official capacity, believed that the conduct was not opposed to Comcast Cable Holdings' best interests, and (c) if in a criminal proceeding, had no reasonable cause to believe its conduct was unlawful. However, Comcast Cable Communications Holdings or the specified officers will be liable for any loss, expense or damage incurred in connection with a proceeding in which Comcast Cable Communications Holdings or such officers is adjudged liable to Comcast Cable Holdings as a result of not meeting the standards of conduct described in the preceding sentence or a proceeding charging improper personal benefit to Comcast Cable Communications Holdings wherein the indemnitee was adjudged liable on the basis of improperly receiving a personal benefit.

Comcast MO Group, Inc.

     Comcast MO Group, Inc. is a corporation organized under the laws of the State of Delaware. The indemnification of officers and directors provided for by Comcast MO Group's organizational documents and the General Corporation Law of the State of Delaware is identical to the indemnification provisions described above under "-- Comcast Cable Communications Holdings, Inc."


Item 16.  Exhibits.

     The following exhibits are filed as part of the Registration Statement:

Exhibit
Number          Description
-------         -----------

   1.1 Form of Underwriting Agreement (Debt Securities, Warrants, Purchase Contracts and Units).*

   1.2 Form of Underwriting Agreement (Preferred Stock, Depositary Shares, Common Stock).*

   2.1 Composite copy of Agreement and Plan of Merger dated as of December 19, 2001, as amended, among Comcast Holdings Corporation (formerly known as Comcast Corporation), AT&T Corp., Comcast Cable Communications Holdings, Inc. (formerly known as AT&T Broadband Corp.), Comcast Corporation (formerly known as AT&T Comcast Corporation) and the other parties signatory thereto.**

   2.2 Composite copy of Separation and Distribution Agreement dated as of December 19, 2001, as amended, between AT&T Corp. and Comcast Cable Communications Holdings, Inc. (formerly known as AT&T Broadband Corp.).**

   2.3 Support Agreement dated as of December 19, 2001, as amended, among AT&T Corp., Comcast Holdings Corporation (formerly known as Comcast Corporation), Comcast Corporation (formerly known as AT&T Comcast Corporation), Sural LLC and Brian L. Roberts.***

   2.4 Tax Sharing Agreement dated as of December 19, 2001 between AT&T Corp. and Comcast Cable Communications Holdings, Inc. (formerly known as AT&T Broadband Corp.).***

   2.5 Employee Benefits Agreement dated as of December 19, 2001 between AT&T Corp. and Comcast Cable Communications Holdings, Inc. (formerly known as AT&T Broadband Corp.).****

   2.6 Exchange Agreement dated as of December 7, 2001, as amended, between Microsoft Corporation and Comcast Holdings Corporation (formerly known as Comcast Corporation).***

   2.7 Instrument of Admission dated as of December 19, 2001, as amended, between Comcast Corporation (formerly known as AT&T Comcast Corporation) and AT&T Corp.***

Exhibit
Number          Description
-------         -----------

   4.1 Rights Agreement dated as of November 18, 2002 between Comcast Corporation (formerly known as AT&T Comcast Corporation) and EquiServe Trust Company, N.A., as Rights Agent, which includes the Form of Certificate of Designation of Series A Participant's Cumulative Preferred Stock as Exhibit A and the Form of Right Certificate as Exhibit B.*****

   4.2 Credit Agreement dated as of April 26, 2002 among Comcast Corporation (formerly known as AT&T Comcast Corporation), Comcast Cable Communications Holdings, Inc. (formerly known as AT&T Broadband Corp.), the Financial Institutions party thereto, JP Morgan Chase Bank, as Administrative Agent, Swing Line Lender and Issuing Lender, Citibank, N.A., as Syndication Agent, and Bank of America, N.A., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agents.******

   4.3 Bridge Credit Agreement dated as of April 26, 2002 among Comcast Corporation (formerly known as AT&T Comcast Corporation), Comcast Cable Communications Holdings, Inc. (formerly known as AT&T Broadband Corp.), the Financial Institutions party thereto, JP Morgan Chase Bank, as Administrative Agent, Swing Line Lender and Issuing Lender, Citibank, N.A., as Syndication Agent, and Bank of America, N.A., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agents.******

   4.4 Credit Agreement dated as of May 3, 2002 among Comcast Cable Communications Holdings, Inc. (formerly known as AT&T Broadband Corp.), Comcast Corporation (formerly known as AT&T Comcast Corporation), the Financial Institutions party thereto, JP Morgan Chase Bank, as Administrative Agent, Citibank, N.A., Bank of America, N.A., Merrill Lynch Capital Corporation and Morgan Stanley Senior Funding, Inc.******

   4.5 Form of Senior Indenture among the Company, the cable guarantors party thereto and The Bank of New York, as Trustee.

   4.6 Form of Subordinated Indenture among the Company, the cable guarantors party thereto and The Bank of New York, as Trustee.

   4.7          Form of Senior Debt Security.

   4.8          Form of Subordinated Debt Security.

   4.9 Form of Purchase Contract Agreement relating to Purchase Contracts (to be included in Exhibit 4.10).

   4.10         Form of Unit Agreement.*

   4.11         Form of Warrant Agreement for Warrants sold separately.*

   4.12 Form of Warrant for Warrants sold separately (to be included in Exhibit 4.11).

   4.13         Form of Warrant Agreement for Warrants sold attached to other
                Securities.*

   4.14 Form of Warrant for Warrants sold attached to other Securities (to be included in Exhibit 4.13).

   4.15         Form of Pledge Agreement.*

   4.16         Form of Deposit Agreement.

   4.17         Form of Depositary Share (included in Exhibit 4.16).

Exhibit
Number          Description
-------         -----------

   4.18         Form of Guarantee (Warrants, Purchase Contracts and Units).*

   5.1          Opinion of Arthur R. Block, Esquire.*

   5.2          Opinion of Davis Polk & Wardwell.*

   12.1 Statement Regarding Computation of Ratio of Earnings to Fixed Charges of Comcast Corporation.

   12.2 Statement Regarding Computation of Ratio of Earnings to Fixed Charges of Comcast Cable Communications, Inc.

   12.3 Statement Regarding Computation of Ratio of Earnings to Fixed Charges of Comcast Cable Communications Holdings, Inc.

   12.4 Statement Regarding Computation of Ratio of Earnings to Fixed Charges of Comcast Cable Holdings, LLC.

   12.5 Statement Regarding Computation of Ratio of Earnings to Fixed Charges of Comcast MO Group, Inc.

   12.6 Statement Regarding Computation of Pro Forma Ratio of Earnings to Fixed Charges of Comcast Corporation.

   12.7 Statement Regarding Computation of Pro Forma Ratio of Earnings to Combined Fixed Charges and Preferred Dividends of Comcast Corporation.

   12.8 Statement Regarding Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends of Comcast Corporation.

   23.1 Consent of Deloitte & Touche LLP with respect to Comcast Corporation (formerly known as AT&T Comcast Corporation).

   23.2 Consent of Deloitte & Touche LLP with respect to Comcast Holdings Corporation (formerly known as Comcast Corporation).

   23.3 Consent of Deloitte & Touche LLP with respect to Comcast Cable Communications, Inc.

   23.4 Consent of PricewaterhouseCoopers LLP with respect to AT&T Broadband Group.

   23.5         Consent of Arthur R. Block, Esquire (to be included in Exhibit
                5.1).

   23.6         Consent of Davis Polk & Wardwell (to be included in Exhibit
                5.2).

   24.1         Powers of Attorney (included on the signature pages hereof).

   25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Senior Indenture.

   25.2 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Subordinated Indenture.

---------------
*     To be filed by amendment.

** Incorporated by reference to our Current Report on Form 8-K12g3, filed on November 18, 2002.

*** Incorporated by reference to our registration statement on Form S-4, filed on February 11, 2002.

**** Incorporated by reference to AT&T Corp.'s Annual Report on Form 10-K for the year ended December 31, 2001, filed on April 1, 2002.

***** Incorporated by reference to our registration statement on Form 8-A12g, filed on November 18, 2002.

****** Incorporated by reference to our Amended Registration Statement on Form
       S-4/A, filed on May 14, 2002.


Item 17.  Undertakings.

     The undersigned registrants hereby undertake:

     1. (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that subparagraphs (a) (i) and (a) (ii) shall not apply to the extent that information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. If the securities to be registered are to be offered at competitive bidding, the undersigned registrants hereby undertake (1) to use their best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Securities Act, and relating to the securities offered at competitive bidding, as contained in the Registration Statement, together with any supplements thereto, and (2) to file an amendment to the Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

     4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            SIGNATURES AND POWER OF ATTORNEY FOR COMCAST CORPORATION

     Pursuant to the requirements of the Securities Act of 1933, Comcast Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Philadelphia, Pennsylvania, on the 16th day of December, 2002.

                                      COMCAST CORPORATION


                                      By:  /s/ Arthur R. Block
                                           ------------------------------------
                                           Name:    Arthur R. Block
                                           Title:   Senior Vice President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian L. Roberts, Lawrence S. Smith, John
R. Alchin, David L. Cohen, Lawrence J. Salva and Arthur R. Block and each of them, his (her) true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him (her) and in his (her) name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments, as well as any related registration statement for amendment thereto) filed pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he (she) might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                 Signature                                       Title                                Date
                 ---------                                       -----                                ----

            /s/ Ralph J. Roberts                Chairman of the Executive and Finance         December 16, 2002
---------------------------------------------   Committee of the Board of Directors;
              Ralph L. Roberts                                 Director


          /s/ C. Michael Armstrong                Chairman of the Board of Directors;         December 16, 2002
---------------------------------------------                  Director
            C. Michael Armstrong


           /s/ Julian A. Brodsky               Vice Chairman of the Board of Directors;       December 16, 2002
---------------------------------------------                  Director
             Julian A. Brodsky


            /s/ Brian L. Roberts                 President and Chief Executive Officer        December 16, 2002
---------------------------------------------   (Principal Executive Officer); Director
              Brian L. Roberts


           /s/ Lawrence S. Smith                       Executive Vice President               December 16, 2002
---------------------------------------------      (Co-Principal Financial Officer)
             Lawrence S. Smith


             /s/ John R. Alchin                 Executive Vice President and Treasurer        December 16, 2002
---------------------------------------------      (Co-Principal Financial Officer)
               John R. Alchin


                                     II-11




           /s/ Lawrence J. Salva                 Senior Vice President and Controller         December 16, 2002
---------------------------------------------       (Principal Accounting Officer)
             Lawrence J. Salva


           /s/ S. Decker Anstrom                               Director                       December 16, 2002
---------------------------------------------
             S. Decker Anstrom


          /s/ Sheldon M. Bonovitz                              Director                       December 16, 2002
---------------------------------------------
            Sheldon M. Bonovitz


            /s/ J. Michael Cook                                Director                       December 16, 2002
---------------------------------------------
              J. Michael Cook


          /s/ George M. C. Fisher                              Director                       December 16, 2002
---------------------------------------------
            George M. C. Fisher


            /s/ Dr. Judith Rodin                               Director                       December 16, 2002
---------------------------------------------
              Dr. Judith Rodin


            /s/ Louis A. Simpson                               Director                       December 16, 2002
---------------------------------------------
              Louis A. Simpson


           /s/ Michael I. Sovern                               Director                       December 16, 2002
---------------------------------------------
             Michael I. Sovern

     SIGNATURES AND POWER OF ATTORNEY FOR COMCAST CABLE COMMUNICATIONS, INC.

     Pursuant to the requirements of the Securities Act of 1933, Comcast Cable Communications, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Philadelphia, Pennsylvania, on the 16th day of December, 2002.

                                      COMCAST CABLE COMMUNICATIONS, INC.


                                      By:  /s/ Arthur R. Block
                                           ------------------------------------
                                           Name:    Arthur R. Block
                                           Title:   Senior Vice President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian L. Roberts, Lawrence S. Smith, John
R. Alchin, David L. Cohen, Lawrence J. Salva and Arthur R. Block and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments, as well as any related registration statement for amendment thereto) filed pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                 Signature                                       Title                                Date
                 ---------                                       -----                                ----

            /s/ Brian L. Roberts                President and Chief Executive Officer         December 16, 2002
---------------------------------------------   (Principal Executive Officer); Director
              Brian L. Roberts


           /s/ Lawrence S. Smith                         Executive Vice President             December 16, 2002
---------------------------------------------   (Co-Principal Financial Officer); Director
             Lawrence S. Smith


             /s/ John R. Alchin                 Executive Vice President and Treasurer        December 16, 2002
---------------------------------------------      (Co-Principal Financial Officer)
               John R. Alchin


             /s/ David L. Cohen                   Executive Vice President; Director          December 16, 2002
---------------------------------------------
               David L. Cohen


            /s/ Arthur R. Block                     Senior Vice President; Director           December 16, 2002
---------------------------------------------
              Arthur R. Block


           /s/ Lawrence J. Salva                 Senior Vice President and Controller         December 16, 2002
---------------------------------------------       (Principal Accounting Officer)
             Lawrence J. Salva

                      SIGNATURES AND POWER OF ATTORNEY FOR
                   COMCAST CABLE COMMUNICATIONS HOLDINGS, INC.

     Pursuant to the requirements of the Securities Act of 1933, Comcast Cable Communications Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Philadelphia, Pennsylvania, on the 16th day of December, 2002.

                             COMCAST CABLE COMMUNICATIONS, INC. HOLDINGS, INC.


                             By:  /s/ Arthur R. Block
                                  ------------------------------------
                                  Name:    Arthur R. Block
                                  Title:   Senior Vice President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian L. Roberts, Lawrence S. Smith, John
R. Alchin, David L. Cohen, Lawrence J. Salva and Arthur R. Block and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), as well as any related registration statement for amendment thereto filed pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                 Signature                                       Title                                Date
                 ---------                                       -----                                ----

            /s/ Brian L. Roberts                 President and Chief Executive Officer        December 16, 2002
---------------------------------------------       (Principal Executive Officer)
              Brian L. Roberts


           /s/ Lawrence S. Smith                       Executive Vice President               December 16, 2002
--------------------------------------------- (Co-Principal Financial Officer); Director
             Lawrence S. Smith


             /s/ John R. Alchin                 Executive Vice President and Treasurer        December 16, 2002
---------------------------------------------      (Co-Principal Financial Officer)
               John R. Alchin


             /s/ David L. Cohen                   Executive Vice President; Director          December 16, 2002
---------------------------------------------
               David L. Cohen


            /s/ Arthur R. Block                     Senior Vice President; Director           December 16, 2002
---------------------------------------------
              Arthur R. Block


           /s/ Lawrence J. Salva                         Senior Vice President                December 16, 2002
---------------------------------------------       (Principal Accounting Officer)
             Lawrence J. Salva

        SIGNATURES AND POWER OF ATTORNEY FOR COMCAST CABLE HOLDINGS, LLC

     Pursuant to the requirements of the Securities Act of 1933, Comcast Cable Holdings, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Philadelphia, Pennsylvania, on the 16th day of December, 2002.

                                           COMCAST CABLE HOLDINGS, LLC


                                           By:  /s/ Arthur R. Block
                                                -------------------------------
                                                Name:    Arthur R. Block
                                                Title:   Senior Vice President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian L. Roberts, Lawrence S. Smith, John
R. Alchin, David L. Cohen, Lawrence J. Salva and Arthur R. Block and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments, as well as any related registration statement for amendment thereto) filed pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                 Signature                                       Title                                Date
                 ---------                                       -----                                ----

            /s/ Brian L. Roberts                 President and Chief Executive Officer        December 16, 2002
---------------------------------------------       (Principal Executive Officer)
              Brian L. Roberts


           /s/ Lawrence S. Smith                       Executive Vice President               December 16, 2002
---------------------------------------------      (Co-Principal Financial Officer)
             Lawrence S. Smith


             /s/ John R. Alchin                 Executive Vice President and Treasurer        December 16, 2002
---------------------------------------------      (Co-Principal Financial Officer)
               John R. Alchin


           /s/ Lawrence J. Salva                         Senior Vice President                December 16, 2002
---------------------------------------------       (Principal Accounting Officer)
             Lawrence J. Salva


COMCAST CABLE COMMUNICATIONS
HOLDINGS, INC.

By:  /s/ Arthur R. Block                                     Sole Member
     -----------------------------------
     Arthur R. Block                                                                          December 16, 2002
     Senior Vice President

           SIGNATURES AND POWER OF ATTORNEY FOR COMCAST MO GROUP, INC.

     Pursuant to the requirements of the Securities Act of 1933, Comcast MO Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Philadelphia, Pennsylvania, on the 16th day of December, 2002.

                                           COMCAST MO GROUP, INC.


                                           By:  /s/ Arthur R. Block
                                                -------------------------------
                                                Name:    Arthur R. Block
                                                Title:   Senior Vice President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian L. Roberts, Lawrence S. Smith, John
R. Alchin, David L. Cohen, Lawrence J. Salva and Arthur R. Block and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), as well as any related registration statement for amendment thereto) filed pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                 Signature                                       Title                                Date
                 ---------                                       -----                                ----

            /s/ Brian L. Roberts                 President and Chief Executive Officer        December 16, 2002
---------------------------------------------        (Principal Executive Officer)
              Brian L. Roberts


           /s/ Lawrence S. Smith                       Executive Vice President               December 16, 2002
--------------------------------------------- (Co-Principal Financial Officer); Director
             Lawrence S. Smith


             /s/ John R. Alchin                 Executive Vice President and Treasurer        December 16, 2002
---------------------------------------------      (Co-Principal Financial Officer)
               John R. Alchin


             /s/ David L. Cohen                   Executive Vice President; Director          December 16, 2002
---------------------------------------------
               David L. Cohen


            /s/ Arthur R. Block                     Senior Vice President; Director           December 16, 2002
---------------------------------------------
              Arthur R. Block


           /s/ Lawrence J. Salva                         Senior Vice President                December 16, 2002
---------------------------------------------       (Principal Accounting Officer)
             Lawrence J. Salva

                                  EXHIBIT LIST

Exhibit
Number          Description
-------         -----------

   1.1 Form of Underwriting Agreement (Debt Securities, Warrants, Purchase Contracts and Units).*

   1.2 Form of Underwriting Agreement (Preferred Stock, Depositary Shares, Common Stock).*

   2.1 Composite copy of Agreement and Plan of Merger dated as of December 19, 2001, as amended, among Comcast Holdings Corporation (formerly known as Comcast Corporation), AT&T Corp., Comcast Cable Communications Holdings, Inc. (formerly known as AT&T Broadband Corp.), Comcast Corporation (formerly known as AT&T Comcast Corporation) and the other parties signatory thereto.**

   2.2 Composite copy of Separation and Distribution Agreement dated as of December 19, 2001, as amended, between AT&T Corp. and Comcast Cable Communications Holdings, Inc. (formerly known as AT&T Broadband Corp.).**

   2.3 Support Agreement dated as of December 19, 2001, as amended, among AT&T Corp., Comcast Holdings Corporation (formerly known as Comcast Corporation), Comcast Corporation (formerly known as AT&T Comcast Corporation), Sural LLC and Brian L. Roberts.***

   2.4 Tax Sharing Agreement dated as of December 19, 2001 between AT&T Corp. and Comcast Cable Communications Holdings, Inc. (formerly known as AT&T Broadband Corp.).***

   2.5 Employee Benefits Agreement dated as of December 19, 2001 between AT&T Corp. and Comcast Cable Communications Holdings, Inc. (formerly known as AT&T Broadband Corp.).****

   2.6 Exchange Agreement dated as of December 7, 2001, as amended, between Microsoft Corporation and Comcast Holdings Corporation (formerly known as Comcast Corporation).***

   2.7 Instrument of Admission dated as of December 19, 2001, as amended, between Comcast Corporation (formerly known as AT&T Comcast Corporation) and AT&T Corp.***

   4.1 Rights Agreement dated as of November 18, 2002 between Comcast Corporation (formerly known as AT&T Comcast Corporation) and EquiServe Trust Company, N.A., as Rights Agent, which includes the Form of Certificate of Designation of Series A Participant's Cumulative Preferred Stock as Exhibit A and the Form of Right Certificate as Exhibit B.*****

   4.2 Credit Agreement dated as of April 26, 2002 among Comcast Corporation (formerly known as AT&T Comcast Corporation), Comcast Cable Communications Holdings, Inc. (formerly known as AT&T Broadband Corp.), the Financial Institutions party thereto, JP Morgan Chase Bank, as Administrative Agent, Swing Line Lender and Issuing Lender, Citibank, N.A., as Syndication Agent, and Bank of America, N.A., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agents.******

Exhibit
Number          Description
-------         -----------

   4.3 Bridge Credit Agreement dated as of April 26, 2002 among Comcast Corporation (formerly known as AT&T Comcast Corporation), Comcast Cable Communications Holdings, Inc. (formerly known as AT&T Broadband Corp.), the Financial Institutions party thereto, JP Morgan Chase Bank, as Administrative Agent, Swing Line Lender and Issuing Lender, Citibank, N.A., as Syndication Agent, and Bank of America, N.A., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agents.******

   4.4 Credit Agreement dated as of May 3, 2002 among Comcast Cable Communications Holdings, Inc. (formerly known as AT&T Broadband Corp.), Comcast Corporation (formerly known as AT&T Comcast Corporation), the Financial Institutions party thereto, JP Morgan Chase Bank, as Administrative Agent, Citibank, N.A., Bank of America, N.A., Merrill Lynch Capital Corporation and Morgan Stanley Senior Funding, Inc.******

   4.5 Form of Senior Indenture among the Company, the cable guarantors party thereto and The Bank of New York, as Trustee.

   4.6 Form of Subordinated Indenture among the Company, the cable guarantors party thereto and The Bank of New York, as Trustee.

   4.7          Form of Senior Debt Security.

   4.8          Form of Subordinated Debt Security.

   4.9 Form of Purchase Contract Agreement relating to Purchase Contracts (to be included in Exhibit 4.10).

   4.10         Form of Unit Agreement.*

   4.11         Form of Warrant Agreement for Warrants sold separately.*

   4.12 Form of Warrant for Warrants sold separately (to be included in Exhibit 4.11).

   4.13         Form of Warrant Agreement for Warrants sold attached to other
                Securities.*

   4.14 Form of Warrant for Warrants sold attached to other Securities (to be included in Exhibit 4.13).

   4.15         Form of Pledge Agreement.*

   4.16         Form of Deposit Agreement.

   4.17         Form of Depositary Share (included in Exhibit 4.16).

   4.18         Form of Guarantee (Warrants, Purchase Contracts and Units).*

   5.1          Opinion of Arthur R. Block, Esquire.*

   5.2          Opinion of Davis Polk & Wardwell.*

   12.1 Statement Regarding Computation of Ratio of Earnings to Fixed Charges of Comcast Corporation.

   12.2 Statement Regarding Computation of Ratio of Earnings to Fixed Charges of Comcast Cable Communications, Inc.

   12.3 Statement Regarding Computation of Ratio of Earnings to Fixed Charges of Comcast Cable Communications Holdings, Inc.

Exhibit
Number          Description
-------         -----------

   12.4 Statement Regarding Computation of Ratio of Earnings to Fixed Charges of Comcast Cable Holdings, LLC.

   12.5 Statement Regarding Computation of Ratio of Earnings to Fixed Charges of Comcast MO Group, Inc.

   12.6 Statement Regarding Computation of Pro Forma Ratio of Earnings to Fixed Charges of Comcast Corporation.

   12.7 Statement Regarding Computation of Pro Forma Ratio of Earnings to Combined Fixed Charges and Preferred Dividends of Comcast Corporation.

   12.8 Statement Regarding Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends of Comcast Corporation.

   23.1 Consent of Deloitte & Touche LLP with respect to Comcast Corporation (formerly known as AT&T Comcast Corporation).

   23.2 Consent of Deloitte & Touche LLP with respect to Comcast Holdings Corporation (formerly known as Comcast Corporation).

   23.3 Consent of Deloitte & Touche LLP with respect to Comcast Cable Communications, Inc.

   23.4 Consent of PricewaterhouseCoopers LLP with respect to AT&T Broadband Group.

   23.5         Consent of Arthur R. Block, Esquire (to be included in Exhibit
                5.1).

   23.6         Consent of Davis Polk & Wardwell (to be included in Exhibit
                5.2).

   24.1         Powers of Attorney (included on the signature pages hereof).

   25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Senior Indenture.

   25.2 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Subordinated Indenture.

---------------
*        To be filed by amendment.

** Incorporated by reference to our Current Report on Form 8-K12g3, filed on November 18, 2002.

*** Incorporated by reference to our registration statement on Form S-4 filed on February 11, 2002.

**** Incorporated by reference to AT&T Corp.'s Annual Report on Form 10-K for the year ended December 31, 2001, filed on April 1, 2002.

***** Incorporated by reference to our registration statement on Form 8-A12g, filed on November 18, 2002.

****** Incorporated by reference to our Amended Registration Statement on Form S-4/A, filed on May 14, 2002.